Exhibit 10.11

CONSENT AND WAIVER AGREEMENT

THIS CONSENT AND WAIVER AGREEMENT (this “Agreement”) is made as the 7th day of November, 2007, by and among INTERPHARM HOLDINGS, INC., a Delaware corporation (the “Company”), TULLIS-DICKERSON CAPITAL FOCUS III, L.P., a Delaware limited partnership (“Tullis”), AISLING CAPITAL II, LP, a Delaware limited partnership (“Aisling”), P&K HOLDINGS I, LLC (“P&K Holdings”), a New York Limited Liability Company, RAMETRA HOLDINGS I, LLC (“Rametra Holdings”), a New York Limited Liability Company, RAJS HOLDINGS I, LLC (“Rajs Holdings” and, together with P&K Holdings, Perry Sutaria, Raj Sutaria and Rametra Holdings, the “Sutaria Stockholders”), a New York Limited Liability Company, PERRY SUTARIA (“PS”), individually and as Manager of the Sutaria Stockholders, RAJ SUTARIA (“RS”), individually, and CAMERON REID (“Reid”), individually. Capitalized terms in the Recitals hereto and not defined in such Recitals shall have the meanings ascribed to them in the Tullis Purchase Agreement, Aisling Purchase Agreement and Series B-1 and Series C-1 CODs, each of which is defined below.

RECITALS:

A.  On May 15, 2006 the Company and Tullis entered into a Securities Purchase Agreement (the “Tullis Purchase Agreement”) and on May 26, 2006 the parties consummated the Tullis Purchase Agreement. In connection with the Tullis Purchase Agreement the Company (i) filed a Certificate of Designations, Preferences and Rights of Series B-1 Convertible Preferred Stock of the Company (the “Series B-1 COD”) pursuant to which it designated 15,000 shares of a series of the Company’s preferred stock, called Series B-1 Convertible Preferred Stock (“Series B-1 Stock”), and issued and sold to Tullis 10,000 of such shares and (ii) issued to Tullis a warrant to purchase 2,281,914 shares of common stock of the Company at an exercise price of $1.60 per share (the “Tullis Warrant”).

 B.  On September 11, 2006 the Company and Aisling entered into and consummated a Securities Purchase Agreement (the “Aisling Purchase Agreement”). In connection with the Aisling Purchase Agreement the Company (i) filed a Certificate of Designations, Preferences and Rights of Series C-1 Convertible Preferred Stock of the Company (the “Series C-1 COD”) pursuant to which it designated 10,000 shares of a series of the Company’s preferred stock, called Series C-1 Convertible Preferred Stock (“Series C-1 Stock”), and issued and sold to Aisling all 10,000 of such shares and (ii) issued to Aisling a warrant to purchase 2,281,914 shares of common stock of the Company at an exercise price of $1.60 per share (the “Aisling Warrant” and, together with the Tullis Warrant, the “Series B-1 and Series C-1 Warrants”).

C. Section 4(o)(ii) of the Tullis and Aisling Purchase Agreements (the “Purchase Agreement Share Limitation”) state:

“Other than as set forth in Section 1(c), from the date hereof until the date that is thirty (30) Trading Days (as defined in the Certificate of Designations) after the Effective Date (the “Trigger Date”), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”).”

D.  Sections 13(d) and 13(h) of each of the Series B-1 COD and the Series C-1 COD state, in relevant part, the following (the “COD Share Limitation”):

“(13) Protective Provisions. So long as the Investor holds at least 25% of the Preferred Shares issued on the Initial Issuance Date, in addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, the Company shall not:

(d) issue any shares of Common Stock, stock appreciation rights, stock options or other equity securities to independent third parties (e.g., investment banks, investor relations firms, consultants that are not affiliates of the Company) in excess of 2% of the fully diluted number of shares of Common Stock on the Initial Issuance Date;

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(h) issue any Common Stock or any securities convertible into or exchangeable for Common Stock at a price per share of Common Stock less than the Purchase Price (as defined in the Securities Purchase Agreement) (as adjusted from time to time to reflect stock slits, stock dividends, subdivisions, combinations, consolidations and other similar transactions with respect to the Common Stock);…”

E. The Company is seeking to effect a financing (the “Financing”) with Tullis, Aisling, the Sutaria Stockholders and Reid (collectively, the “STAR Note Holders”) on substantially the terms and conditions set forth in the term sheets annexed hereto as Exhibit A;

F.  The Company requires a waiver under the Purchase Agreement Share Limitation and COD Share Limitation in order to consummate the Financing;

G. As more particularly described below, the Company is in default (or a Triggering Event (as such term is defined in the Series B-1 COD and the Series C-1 COD) has occurred) under the terms of (i) the Tullis Purchase Agreement and the Aisling Purchase Agreement; (ii) the Series B-1 COD and the Series C-1 COD; and (iii) the Registration Rights Agreement, dated May 15, 2006, as amended by the Amendment No. 1, dated September 11, 2006, among the Company, Tullis and Aisling (the “Registration Rights Agreement”);

H. The Company has requested that Tullis and Aisling waive their rights arising out of such defaults, which are continuing;

I. As of the date hereof, the Sutaria Stockholders own or have the power and authority to vote with respect to collectively 35,686,738 shares of Common Stock, which represent in the aggregate approximately 45.2% of the total issued and outstanding voting capital stock of the Company (“Shares”);

J. As a condition to the willingness of Tullis and Aisling to enter into this Agreement, to permit the consummation of the transactions contemplated by the Financing and to waive the Existing Defaults (as defined below), Tullis and Aisling have required that the Sutaria Stockholders enter into certain voting agreements as contemplated hereby and that the Company exchange the Series B-1 Stock and Series C-1 Stock for new shares of Series D-1 Convertible Preferred Stock, and exchange the Series B-1 and Series C-1 Warrants for New Warrants (as defined below);

K. The exchange of the Series B-1 and Series C-1 Warrants for New Warrants, and the exchange of the Series B-1 Stock and Series C-1 Stock for new shares of Series D-1 Convertible Preferred Stock, are being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended; and

L.  To the extent set forth herein, Tullis and Aisling desire to waive their rights under the Purchase Agreement Share Limitation and COD Share Limitation with respect to the Financing in exchange for agreements set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

Section 1. Waiver.

(a)  Notwithstanding the limitations set forth in the Purchase Agreement Share Limitation and COD Share Limitation, Tullis and Aisling, the owners of all of the outstanding shares of Series B-1 Stock and Series C-1 Stock and constituting the “Required Holders,” as such term is defined the Series B-1 COD and Series C-1 COD, hereby consent to the Financing and waive the application of the Purchase Agreement Share Limitation and COD Share Limitation with respect to the Financing, and such other limitations as may affect the Financing which are contained in the Series B-1 COD, the Series C-1 COD, the Tullis Purchase Agreement and the Aisling Purchase Agreement, solely with respect to the Financing (the “Financing Consent”).

(b)  Each of Tullis and Aisling hereby waive the Existing Defaults (the “Default Waiver” and, together with the Financing Consent, the “Consent and Waiver”). “Existing Defaults” shall mean the following defaults and Triggering Events under each of (i) the Tullis Purchase Agreement and the Aisling Purchase Agreement; (ii) the Series B-1 COD and the Series C-1 COD; and (iii) the Registration Rights Agreement: (A) the failure of the Company to timely file with the Securities and Exchange Commission (and deliver to Tullis and Aisling) its Annual Report on Form 10-K for the year ended June 30, 2007; and (B) the failure of the Company to prevent the suspension of trading of its Common Stock on the American Stock Exchange as a result of (A). This Consent and Waiver shall be limited to those matters described herein, and shall not be deemed a waiver of any other breach or default occurring hereafter.

(c)  As a condition to the effectiveness of the Consent and Waiver, the Board of Directors of the Company shall have passed a resolution substantially in the following form:

“RESOLVED, that all securities to be issued from and after the date hereof to Tullis, Aisling, or any other person or entity that, at the time of such issuance, has a representative on the Board of Directors of the Company, including, without limitation, all securities issued pursuant to the Series B-1 COD, the Series C-1 COD, the Certificate of Designations, the Series B-1 and Series C-1 Warrants, the New Warrants, and any other securities to be issued by the Company to any such person or entity, shall be made in accordance with, and shall be subject to the exemptions contained in, Rule 16b-3 of the Exchange Act.”

Section 2.  Exchange of Series B-1 Preferred, Series C-1 Preferred and Warrants.

(a)  Information Statement.  In connection with this Agreement, the holders of a majority of the Company’s capital stock entitled to vote have executed a written consent in the form attached hereto as Exhibit B approving the issuance of all of the securities contemplated by this Agreement and the Financing in accordance with applicable law and the rules and regulations of the American Stock Exchange (the “Stockholder Approval”). The Company shall, as soon as practicable, but no later than November 21, 2007, file with the Securities and Exchange Commission an Information Statement on Schedule 14C (the “Information Statement”), which has been previously reviewed by Tullis, Aisling and counsel of their choice, setting forth information regarding the Stockholder Approval. As soon as practicable thereafter, but no earlier than January 18, 2008 and no later than February 28, 2008, the Company shall provide each stockholder of the Company the Information Statement in accordance with applicable law and the rules and regulations of the American Stock Exchange; provided, however, that in the event of a review by the Securities and Exchange Commission (“SEC”) of the Information Statement which shall not be concluded by February 15, 2008, the Company shall provide each stockholder of the Company the Information Statement in accordance with applicable law and the rules and regulations of the American Stock Exchange within ten (10) business days of clearing comments received from the SEC. The Company shall use its reasonable best efforts to address any SEC comments on the Information Statement and to mail the Information Statement as soon as practicable.

(b) Stockholder Meeting. Notwithstanding anything to the contrary in Section 2(a), in the event that, under applicable law and the rules and regulations of the American Stock Exchange, the stockholders of the Company are unable to act by written consent, the Company shall, as soon as practicable, but no earlier than January 18, 2008 and no later than January 31, 2008, provide each stockholder entitled to vote at a special or annual meeting of stockholders of the Company (the “Stockholder Meeting”), which initially shall be promptly called and held not later than February 28, 2008 (the “Stockholder Meeting Deadline”), a proxy statement, soliciting each such stockholder’s affirmative vote at the Stockholder Meeting for approval of the resolutions set forth in the Stockholder Approval, and the Company shall solicit its stockholders’ approval of such resolutions and cause its Board of Directors to recommend to the stockholders that they approve such resolutions. The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts, the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held every three (3) months thereafter until such Stockholder Approval is obtained.

(c)  Filing of Certificate of Designations; Reservation of Shares.  The Board of Directors of the Company has authorized a new series of convertible preferred stock of the Company designated as Series D-1 Convertible Preferred Stock, the terms of which are set forth in the Certificate of Designations, Preferences and Rights of Series D-1 Convertible Preferred Stock of the Company (the “Certificate of Designations”) in the form attached hereto as Exhibit C (the “Series D-1 Stock”), which Series D-1 Stock shall be convertible into the Company’s common stock, par value $0.01 per share (the “Common Stock”), in accordance with the terms of the Certificate of Designations. Promptly upon obtaining the Stockholder Approval, the Company shall file the Certificate of Designations with the Secretary of State of the State of Delaware in accordance with applicable law. The Company shall maintain a reserve from its duly authorized shares of Common Stock as may be required to fulfill its obligations in full under the Financing and upon conversion of the D-1 Stock and exercise of the New Warrants (as defined below).

(d) Exchange of Series B-1 Stock and Series C-1 Stock. As soon as practicable after the Stockholder Approval, in consideration of the Consent and Waiver, the Company shall issue the Series D-1 Stock to Aisling and Tullis in exchange for the shares of Series B-1 Stock and Series C-1 Stock. Each share of Series B-1 Stock and Series C-1 Stock shall be exchanged for 1.04125 shares of Series D-1 Stock.

(e) Exchange of Warrants. As soon as practicable, in consideration of the Consent and Waiver, the Company shall issue a warrant to purchase shares of Common Stock in the form attached hereto as Exhibit D (the “New Warrant”) to Aisling and Tullis in exchange for the Series B-1 and Series C-1 Warrants. Each New Warrant will provide for an exercise price of $0.95 per share and shall be exercisable for 2,281,914 shares of common stock.

(f) Waiver of Dividends. In consideration of the agreements set forth herein, Aisling and Tullis waive their right to receive dividends on the Series B-1 Stock and Series C-1 Stock for the quarters ended September 30, 2007 and December 31, 2007.

(g) Holding Period. For the purposes of Rule 144, the Company acknowledges that the holding period of (i) the New Warrants (and the shares for which the New Warrants are exercisable) may be tacked onto the holding period of the Series B-1 and Series C-1 Warrants (in the case of a Cashless Exercise, as defined in the New Warrants)) and (ii) the Series D-1 Stock (and the shares for which the Series D-1 Stock is convertible) may be tacked onto the holding period of the Series B-1 Stock and Series C-1 Stock, and the Company agrees not to take a position contrary to this Section 2(g). The Company’s acknowledgement and agreement set forth in this Section 2(g) shall be subject in all respect to Rule 144 and other applicable securities laws, as may be in effect from time to time.

Section 3.  Effect on Transaction Documents. Except as expressly set forth herein, all of the terms and conditions of the agreements, documents and instruments signed by the Company, Tullis and Aisling in connection with the Tullis Purchase Agreement and Aisling Purchase Agreement shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein. For purposes of the Tullis Purchase Agreement, the Aisling Purchase Agreement and the Registration Rights Agreement, the Company agrees that the Series D-1 Stock shall be treated as shares issued in replacement of the Series B-1 Stock and Series C-1 Stock, and the term “Preferred Shares” in the Tullis Purchase Agreement, Aisling Purchase Agreement and the Registration Rights Agreement shall mean and include the Series D-1 Stock and any shares issued in replacement thereof in accordance with the terms thereof.

Section 4. Proxy.

(a)
Each of PS and the Sutaria Stockholders are, simultaneously herewith, executing the Stockholder Approval. Each of PS and the Sutaria Stockholders hereby agree that at any meeting of the stockholders of the Company, however called, and in any action by written consent of the Company’s stockholders, each of PS and the Sutaria Stockholders shall vote their shares of voting capital stock of the Company: (i) in favor of the Stockholder Approval; (ii) in favor of the Certificate of Designations; (iii) in favor of the Financing; and (iv) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Tullis Purchase Agreement, the Aisling Purchase Agreement or this Agreement not being fulfilled. Each of PS and the Sutaria Stockholders acknowledges receipt and review of a copy of each of the Exhibits hereto.

(b)
PS and the Sutaria Stockholders each hereby represents, warrants, covenants and agrees that, notwithstanding anything to the contrary herein, until the Stockholder Approval and the filing of the Certificate of Designations, he/it shall not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to (other than the Proxy or as set forth in this Agreement), or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, or limitation on any shares of capital stock of the Company owned by him/it.

(c)	PS hereby represents, warrants, covenants and agrees that:

(i)	he is the sole managing member of each of the Sutaria Stockholders;

(ii)
as of the date hereof, the Sutaria Stockholders are the owners of the Shares, which aggregate of 35,686,738 shares of common stock of the Company, entitled to vote, without restriction, on all matters brought before holders of capital stock of the Company; the Shares are all the voting securities of the Company owned, either of record or beneficially, by the Sutaria Stockholders; and, except as contemplated by this Agreement and the Exhibits hereto are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Sutaria Stockholders’ voting rights, charges and other encumbrances of any nature whatsoever;

(iii)	the Proxy and this Agreement have been duly authorized and approved by each of the Sutaria Stockholders;

(iv)	he has the power and authority to execute and deliver the Proxy and this Agreement; and

(v)
by a date that is not more than sixty (60) days after the date of this Agreement, he shall take such steps that shall be necessary so as to appoint Raj Sutaria as his successor as the sole managing member of Rajs Holdings, Rametra Holdings, and P&K Holdings in the event of his death or incapacity.

Section 5. Certain Transfer Restrictions with Respect to Sutaria Stockholders; Tag Along Rights.

(a)  Securities Notice. If any Sutaria Stockholder proposes to Transfer (as defined in Section 5(d) below) any shares of capital stock of the Company (“Shares”) held by it (each a “Selling Stockholder” and, together with any other Selling Stockholder(s), the “Selling Stockholders”) to a third party purchaser (the “Third Party Purchaser”) other than as otherwise agreed by both Tullis and Aisling in writing prior to such Transfer and other than any Exempt Transfer (as defined in Section 5(d) below), the Selling Stockholders shall, no less than twenty (20) business days prior to the consummation of such Transfer, send written notice (an “Offering Notice”) to Tullis, Aisling and Reid, which shall state (a) the identity of the Third Party Purchaser; (b) the type and number of such securities proposed to be transferred (the “Offered Securities”), including detailed terms of such securities (if other than Common Stock); (c) the proposed purchase price per share for the Offered Securities (the “Offer Price”); and (d) the terms and conditions of such sale. The Selling Stockholders hereby agree that, notwithstanding anything contained in this Agreement, they shall not, at any time, sell or otherwise transfer in the aggregate more than 12 million of the Shares in a conveyance or conveyances that are not Exempt Transfers without the prior approval of the Company’s Board of Directors.

(b)  Tag-Along Right. If a Selling Stockholder is directly or indirectly transferring Offered Securities to a Third Party Purchaser pursuant to Section 4(a), then each of Tullis, Aisling and Reid shall have the right to sell to such Third Party Purchaser that number of shares equal to that percentage of the Offered Securities determined by dividing (i) the total number of outstanding shares of the Common Stock of the Company (on an as converted basis) then owned by Tullis, Aisling or Reid, as the case may be, by (ii) the sum of (x) the total number of shares of Common Stock (on an as-converted basis) then owned by Tullis, Aisling and Reid and (y) the total number of Shares then owned by the Selling Stockholders, in the aggregate, at a price equal to the Offer Price, with other terms set forth in the Offering Notice. The Selling Stockholders and Tullis, Aisling and Reid shall effect the sale of the Offered Securities and Tullis, Aisling and Reid shall sell the number of Offered Securities to be sold by them pursuant to this Section 5, and the number of Offered Securities to be sold to such Third Party Purchaser by the Selling Stockholder(s) shall be reduced accordingly.

(c)  Timing.  The tag-along rights provided by this Section 5 must be exercised by Tullis, Aisling and Reid within fifteen (15) business days following receipt of the Offering Notice, by delivery of a written notice to PS indicating Tullis, Aisling or Reid’s election to exercise his or its rights and specifying the number of shares (up to the maximum number of shares owned by Tullis, Aisling or Reid required to be purchased by such Third Party Purchaser) each of them elects to sell (the “Tag-along Exercise Notice”), provided that Tullis, Aisling or Reid may waive its rights under this Section prior to the expiration of such fifteen (15) business day period by giving written notice to PS. The failure of Tullis, Aisling or Reid to respond within such fifteen (15) business day period shall be deemed to be a waiver of their rights under this Section and such proposed Transfer of Shares will be classified as an Exempt Transfer.

(d)  Exempt Transfers. The tag-along rights set forth in this Section 5 shall not apply to (i) any transfer to a Permitted Holder (as defined below); provided that any such Permitted Holder agrees in writing to be bound by this Agreement and, if appropriate, the Proxy, in place of the relevant transferor, in an agreement in form satisfactory to counsel to Tullis, Aisling and Reid; or (ii) the sale in an unsolicited broker’s transaction pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Exempt Transfers”). “Transfer” shall mean a sale, transfer, assignment, pledge, hypothecation, disposal of, mortgage, entering into any voting trust or other agreement, option or other arrangement or understanding with respect to Shares, whether directly or indirectly and whether voluntarily or involuntarily. “Permitted Holders” means Raj Sutaria, Mona Rametra, Perry Sutaria, and their respective estates, spouses, ancestors and lineal descendants, the legal representatives of any of the foregoing and the trustees of any bona fide trusts of which the foregoing are the sole beneficiaries or the grantors, or any entity of which the foregoing “beneficially owns” (as defined in Rule 13d-3 under the Exchange Act), individually or collectively with any of the foregoing, at least 51% of the total voting power of the voting stock of such entity.

(e) Prohibited Transfers. Any Transfer of Shares not made in conformance with this Agreement shall be null and void, shall not be recorded on the books of the Company and shall not be recognized by the Company.

(f) Termination. The provisions of this Section 5 shall terminate as to Aisling or Tullis on such date that such party holds less than twenty-five percent (25%) of the number of shares of Series D-1 Stock issued to it pursuant to this Agreement (or shares into which such Series D-1 Stock have converted, or if such Offered Securities are offered prior to the exchange of the Series B-1 Stock and Series C-1 Stock for Series D-1 Stock, the number of shares of Series B-1 Stock and Series C-1 Stock, respectively) (the “Minimum Percentage”). The provisions of this Section 5 shall terminate as to Reid on such date that he holds less than twenty-five percent (25%) of the original principal amount of the Company’s Secured Convertible 12% Notes issued to him in connection with the Financing (or shares into which such convertible notes have converted).

Section 6. Board Representation.  So long as Aisling holds the Minimum Percentage of Series D-1 Stock (or shares into which such shares of Series D-1 Stock have converted), Aisling shall have the right to nominate one individual to serve as a director on the Company’s Board of Directors. Aisling shall have the right to appoint such individual or to waive its right to appoint such individual at any time. Tullis, PS and the Sutaria Stockholders agree to vote, or cause to be voted, all Shares owned by them, or over which they have voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of stockholders at which an election of directors is held or pursuant to any written consent of stockholders, Aisling’s nominee, if any, shall be elected to the Board.

Section 7.  Miscellaneous.

(a)  Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the parties hereto.

(b)  Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), or (iii) upon receipt, one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Interpharm Holdings, Inc.
75 Adams Avenue
Hauppauge, New York 11788
Telephone:  (631) 952-0214
Facsimile:     (631) 952-9585
Attention:    Peter Giallorenzo

With a copy (for informational purposes only) to:

Guzov Ofsink, LLC
600 Madison Avenue, 14th Floor
New York, New York 10022
Telephone:  (212) 371-8008, Extension 102
Facsimile:      (212) 688-7273
Attention:     Darren L. Ofsink, Esq.

If to the Sutaria Stockholders:

Perry Sutaria
            6 Buckingham Court
            Morristown, NJ 07960
            Telephone:        (973) 895-4870
            Facsimile:           (973) 538-6111

            With a copy (for informational purposes only) to:

            Sadis & Goldberg, LLP
            551 Fifth Avenue - 21st Floor
            New York, New York 10176
            Telephone:        (212) 573-6660
            Facsimile:           (212) 573-6661
            Attention:          Ron Geffner, Esq.

If to Tullis, to:

Tullis-Dickerson & Co., Inc.
Two Greenwich Plaza, 4th Floor
Greenwich, CT 06830
Telephone: (203) 629-8700
Facsimile:    (203) 629-9293
Attention: Joan P. Neuscheler

With a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone: (212) 756-2000
Facsimile:    (212) 593-5955
Attention: Eleazer N. Klein, Esq.

If to Aisling, to:

Aisling Capital II, L.P.
888 Seventh Avenue, 30th Floor
New York, New York 10106
Telephone: (212) 651-6394
Facsimile:    (212) 651-6379
Attention:   Andrew Schiff

With a copy (for informational purposes only) to:

Feldman Weinstein & Smith LLP
420 Lexington Avenue, Suite 2620
New York, NY 10170
Telephone:  (212) 869-7000
Facsimile:     (212) 997-4242
Attention:    Joseph A. Smith

If to Reid:

Interpharm Holdings, Inc.
75 Adams Avenue
Hauppauge, New York 11788
Telephone:  (631) 952-0214
Facsimile:     (631) 952-9585
Attention:     Cameron Reid

(c)  Recapitalization. This Agreement is intended to apply to all shares of the capital stock of the Company now or hereafter held by the PS and the Sutaria Stockholders. In the event that the PS or any of the Sutaria Stockholders acquire any additional shares of the capital stock of the Company hereafter, or in the event of any capital reorganization of the Company or if any Shares shall be reclassified, classified, split, exchanged, or changed in any manner, this Agreement shall be deemed to apply to all the shares of capital stock received and owned by PS and the Sutaria Stockholders.

(d)  Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their legatees, distributees, estates, executors, administrators, personal representatives, successors assigns and legal representatives. Each transferee or assignee of any Shares subject to this Agreement shall continue to be subject to the terms hereof and, as a condition precedent to the Company’s recognizing such transfer, each transferee or assignee shall agree in writing to be subject to the terms of this Agreement. The Company shall not permit the transfer of the Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Agreement. Each certificate representing the Shares subject to this Agreement shall be endorsed with the legend set forth in Section 7(f) below.

(e)  Remedies. The undersigned acknowledges and agrees that Aisling and Tullis will be irreparably damaged in the event any of the provisions of this Agreement are not performed by the undersigned in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each of Aisling and Tullis shall be entitled to an injunction to prevent breaches of this Agreement, and to specific performance of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

(f)  Legend on Shares. Each certificate representing any Shares shall be endorsed by the Company with a legend reading substantially as follows:

“THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING PROXY AND WAIVER AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME (COPIES OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING PROXY AND THAT WAIVER AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN.”

The Company agrees that it will cause the certificates evidencing the Shares to bear the legend required by this Section 7(f), and it shall supply, free of charge, a copy of the Proxy and this Agreement to any holder of a certificate evidencing Shares upon written request from such holder to the Company at its principal office. The parties to this Agreement agree that the failure to cause the certificates evidencing the Shares to bear the legend required by this Section 7(f) and/or the failure by the Company to supply, free of charge, a copy of the Proxy and this Agreement, shall not affect the validity or enforcement of the Proxy or this Agreement. Notwithstanding the foregoing, the Company shall cause the legend set forth in this Section 7(f) to be removed promptly upon request (and in any event within five business days of such request) in the event such Shares are Transferred in an Exempt Transfer under Section 5(d), other than an Exempt Transfer to a Permitted Holder.

(g)  Expenses. The Corporation shall bear its own expenses and legal fees with respect to the transactions contemplated by this Agreement and the Proxy and shall pay, and save Aisling and Tullis harmless against all liability for the payment of all costs and other expenses incurred in connection with the preparation of this Agreement, the Proxy and the Financing, including the fees and disbursements of counsel to each of Aisling and Tullis for services rendered in connection therewith, not to exceed $130,000 in the aggregate.

(h)  Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

(i)  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined in accordance with the laws of the State of Delaware.

(j)  Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(k)  Headings. The headings in this Agreement are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

INTERPHARM HOLDINGS, INC.

By:	/s/ Peter Giallorenzo
Name: Peter Giallorenzo
Title: CFO

TULLIS-DICKERSON CAPITAL FOCUS III, L.P.
By:	Tullis-Dickerson Partners III, L.L.C., its general partner

By:	/s/ Joan P. Neuscheler
Name: Joan P. Neuscheler
Title: Principal

AISLING CAPITAL II, L.P.

By:	AISLING CAPITAL PARTNERS, LP Its General Partner

By:	AISLING CAPITAL PARTNERS, LLC Its General Partner

By:	/s/ Dennis Purcell
Name: Dennis Purcell
Title: SMD

P&K HOLDINGS I, LLC

By:	/s/ Perry Sutaria
Perry Sutaria, Managing Member

RAMETRA HOLDINGS I, LLC

By:	/s/ Perry Sutaria
Perry Sutaria, Managing Member

RAJS HOLDINGS I, LLC

By:	/s/ Perry Sutaria
Perry Sutaria, Managing Member

/s/ Perry Sutaria
PERRY SUTARIA

/s/ Raj Sutaria RAJ SUTARIA

/s/ Cameron Reid CAMERON REID

EXHIBIT A

FINANCING

Confidential
TERM SHEET
November 6, 2007

INTERPHARM HOLDINGS INC.
Junior Subordinate Secured 12% Promissory Note due 2010

This Term Sheet is to set forth the indicative terms pursuant to which, subject to certain conditions set forth herein, the Sutaria family and/or their affiliates (the “Sutaria Parties” and/or the “Purchasers”) would purchase certain securities of Interpharm Holdings Inc. (the “Company”) and Interpharm Inc. (“Subsidiary” and together with the Company, the “Borrowers”) and consummate the other transactions contemplated herein (the “Transactions”).

Exchange and Symbol:	AMEX: IPA

Purchasers:	The Sutaria family and/or their affiliates (the “Purchasers”).

Securities:	The Borrowers’ Junior Subordinate Secured 12% Promissory Notes due 2010 (the “Notes”) in the original principal amount of $3,000,000.

Purchase Price:	$3,000,000.

Use of Proceeds:	The net proceeds of the offering shall be used by the Borrowers for their general working capital and other corporate purposes, but not for the purposes of redeeming any capital stock.

Closings:	The closing of the Transactions for the purchase of the Notes shall take place on November 7, 2007 (the “Closing”).

Terms of the Notes:
Interest: The Notes shall bear interest at a rate of 12% per annum, payable quarterly. For the first 12 months, interest shall be payable in cash or in additional promissory notes (the “PIK Notes”), at the option of the Company. Thereafter, unless the Holder otherwise consents, 8% of such interest shall be paid in cash, with the remaining 4% payable in cash or PIK Notes (as described above) at the Company’s option. The PIK Notes shall accrue interest at the same rate as the Note and be the same in all manner and respects as the Note.

Maturity Date: October 1, 2010.

Wells Default. The Note shall contain a provision that a default under the Wells Fargo (“Wells Fargo” or the “Senior Lender”) senior credit facility shall be a default under the Note.

Prepayment: The Borrowers may prepay the Notes at a price equal to the then outstanding principal, plus all accrued but unpaid interest, at any time upon 30 days prior notice to the Holder.

Intercreditor Agreement:
The Purchasers will enter into an Intercreditor Agreement with the Senior Lender in form reasonably satisfactory to the Senior Lender (expected to be substantially in the form last proffered by the Senior Lender to the Purchasers).

Security Interest:
The obligations under the Notes shall be secured by a third priority security interest in substantially all of the assets of the Company and the Subsidiary, subordinate to the Senior Lender and the STAR financing.

Definitive Agreements:
Each of the parties’ obligations to consummate the Transactions shall be conditioned upon, among other customary items the entry into definitive Notes and other definitive documents, containing the terms set forth herein and mutually acceptable to each party.

Conditions to Closing:
The Purchasers obligation to consummate the Transactions at each of the closings are also contingent upon, among other customary closing conditions, the following:

(a) Receipt of a consent from Wells Fargo acceptable to the Purchasers waiving any existing defaults under the senior credit facility and consenting to the Transactions; and

(b) Receipt of consent from the holders of the Series A-1 Convertible Cumulative Preferred Stock, Series B-1 Convertible Preferred Stock and the Series C-1 Convertible Stock acceptable to the Purchasers waiving any existing defaults thereunder and consenting to the Transactions.

Costs and Expenses:
Each of the Borrowers and the Purchasers will be responsible for and will bear all of its own costs and expenses incurred at any time in connection with pursuing or consummating the Transactions; provided, (a) the Purchasers shall be entitled to receive as reimbursement of its legal and due diligence expenses in the amount of $15,000 which amount shall be paid at the Closing and (b) in the event the Transactions are not consummated, other than due to the wrongful actions of the Purchasers, the Purchasers shall be entitled to receive as reimbursement of its legal and due diligence expenses in the amount of $10,000.

Neither this Term Sheet nor any discussion or negotiation of the proposed transaction constitutes an agreement or obligation on the part of any person to purchase securities of the Borrowers or enter into any agreement to purchase securities of the Borrowers. Except as to the section entitled Costs and Expenses, this Term Sheet creates no binding right in favor of any party.

IN WITNESS WHEREOF, the parties hereto have caused this Term Sheet to be duly executed on the day and year first above written.

SUTARIA FAMILY

By:	/s/ Perry Sutaria
Name: Perry Sutaria On Behalf of the Family

INTERPHARM HOLDINGS INC.

By:	/s/ Peter Giallorenzo
Name: Peter Giallorenzo Title: CFO

INTERPHARM INC.

By:	/s/ PeterGiallorenzo
Name: Peter Giallorenzo Title: CFO

TERM SHEET
November 6, 2007

INTERPHARM HOLDINGS INC.
Secured 12% Promissory Note due 2009

This Term Sheet is to set forth the indicative terms pursuant to which, subject to certain conditions set forth herein, Tullis-Dickerson Capital Focus III, L.P. (“TD III”), Aisling Capital II, L.P. (“Aisling”), Cameron Reid (“Reid”), and Sutaria Family Realty, LLC (“SFR”; together with TD III, Aisling, and Reid, the “Purchasers”) would purchase certain securities of Interpharm Holdings Inc. (the “Company”) and Interpharm Inc. (“Subsidiary” and together with the Company, the “Borrowers”) and consummate the other transactions contemplated herein (the “Transactions”).

Exchange and Symbol:	AMEX: IPA

Purchasers:	TD III Aisling Reid SFR TOTAL	$ 833,333 833,333 833,333 2,500,000 $5,000,000

Securities:
The Borrowers’ Secured 12% Promissory Notes due 2009 (the “STAR Notes”) in the original principal amount of $5,000,000; as well as additional notes (the “Sutaria Notes”) to be issued to members of the Sutaria family and/or their affiliates (the “Sutaria Parties”) in an amount of no less than $3,000,000. All decisions with respect to the STAR Notes and the Convertible Notes (as defined below) shall be made as determined by two out of three of TD III, Aisling and Reid.

Purchase Price:	$5,000,000 for the STAR Notes, plus not less than $3,000,000 for the Sutaria Notes.

Use of Proceeds:	The net proceeds of the offering shall be used by the Borrowers for their general working capital and other corporate purposes, but not for the purposes of redeeming any capital stock.

Closings:
The closing of the $3,000,000 of Sutaria Notes shall take place on or about the date hereof. The closing of the Transactions for the purchase of $5,000,000 of the STAR Notes is expected to be completed on or before November 15, 2008. The closing of the Transactions for the exchange of the STAR Notes for Convertible Notes and Warrants (as defined below) shall take place no earlier than January 18, 2008 and no later than February 28, 2008.

Exchange of STAR Notes and Issuance of Warrants:
No earlier than January 18, 2008 and no later than February 28, 2008, the Company shall obtain stockholder approval for the exchange of the STAR Notes for (i) Secured Convertible 12% Promissory Notes due 2009 (the “Convertible Notes”) in the original principal amount equal to the principal and accrued interest on the STAR Notes through the date of such exchange and (ii) five year Warrants (the “Warrants”) to acquire 1,842,103 shares of Common Stock with an exercise price of $0.95 per share, as further described below.

Terms of the STAR Notes:
Interest: The STAR Notes shall bear interest at a rate of 12% per annum, payable quarterly in cash or, at the Company’s option, accrued and added to principal.

Maturity Date: October 1, 2009, provided in the event the Wells Fargo senior credit facility is amended, refinanced or extended such that the maturity date of the senior credit facility is later than February 1, 2011, the Maturity Date of the STAR Notes shall be extended to October 1, 2010.

Financial Covenants. The STAR Notes shall contain financial covenants substantially similar to the financial covenants contained in the Wells Fargo senior credit facility.

Prepayment: The Borrowers may not prepay the STAR Notes.

Terms of the Convertible Notes:
Interest: The Convertible Notes shall bear interest at a rate of 12% per annum, payable quarterly, in cash or in additional promissory notes (the “PIK Notes”), at the option of the Company.

Maturity Date: October 1, 2009, provided in the event the Wells Fargo senior credit facility is amended, refinanced or extended such that the maturity date of the senior credit facility is later than February 1, 2011, the Maturity Date of the Convertible Notes shall be extended to October 1, 2010.

Financial Covenants. The Convertible Notes shall contain financial covenants substantially similar to the financial covenants contained in the Wells Fargo senior credit facility.

Prepayment: The Borrowers may prepay the Convertible Notes at a price equal to the then outstanding principal, plus all accrued but unpaid interest, at any time upon 30 days prior notice to the Purchasers.

Conversion: The Convertible Notes (including any accrued interest thereon) shall be convertible at the option of the holder into shares of the Company’s Common Stock at a Conversion Price of $0.95.

Anti-Dilution: In the event the Company is deemed to have issued Common Stock (other than certain excluded issuances) at a purchase price less than the Conversion Price, the Conversion Price shall be reset to a price equal to 90% of the price at which such shares of Common Stock are deemed to have been issued.

Warrants:
The Warrants shall be five year warrants to acquire 1,842,103 shares of Common Stock with an exercise price of $0.95 per share. The Warrants shall contain full ratchet anti-dilution provisions reducing the warrant exercise price to 90% of the price at which Common Stock is deemed to have been issued and accordingly increasing the number of warrant shares, and shall provide for cashless exercise in the event that a registration statement is not effective.

Intercreditor Agreement:
The Purchasers will enter into an Intercreditor Agreement with Wells Fargo Bank (the “Senior Lender”) in form reasonably satisfactory to the Senior Lender (expected to be substantially in the form last proffered by the Senior Lender to Vicis).

Registration Rights:	The Purchasers shall have customary “piggy-back” registration rights in the event the Company files a registration statement other than on a Form S-8.

Security Interest
The obligations under the STAR Notes (and the Convertible Notes which are issued in exchange for the STAR Notes) shall be secured by a second priority security interest in substantially all of the assets of the Company and the Subsidiary, subordinate only to the lien of the Senior Lender.

Agreements with Affiliates
Sutaria Notes. Prior to the Closing, the Sutaria Parties shall purchase and the Company shall issue to the Sutaria Parties the Sutaria Notes in the aggregate amount of not less than $3,000,000.

The Sutaria Notes shall be on substantially the same terms as the STAR Notes, except (a) the Sutaria Notes shall not be exchangeable for Convertible Notes and Warrants and (b) the Sutaria Notes shall be subordinate to the Notes.

Tag-Along Right. The Purchasers shall have Tag-Along rights as previously negotiated in the Consent and Waiver Agreement.

Exchange of Series B-1 and C-1 Convertible Preferred Stocks and Amendment of Certain Warrants:
The Series B-1 and Series C-1 Convertible Preferred Stocks will be exchangeable for shares of Series D-1 Convertible Preferred Stock with a conversion price of $0.95, and the exercise price of the warrants issued with the Series B-1 and Series C-1 Convertible Preferred Stocks will be reset at $0.95.

Additional Covenant:
Variable Price Equity Issuance. The definitive agreements will contain provisions prohibiting the Company from issuing variable priced equity, variable priced equity linked securities or equity lines of credit for so long as the Purchasers hold any securities of the Company.

MFN. In the event the Borrowers issues any security, the Purchasers shall have the right to exchange all or a portion of the STAR Notes and Convertible Notes (including the accrued interest thereon) for such other security.

Definitive Agreements:
Each of the parties’ obligations to consummate the Transactions shall be conditioned upon, among other customary items the entry into definitive Purchase Agreement, Notes, Warrants, Registration Rights Agreement, Mortgage and other definitive documents, containing the terms set forth herein and mutually acceptable to each party.

The definitive agreements shall contain customary terms and conditions, including representations and warranties, covenants and indemnities and such other terms and conditions as the parties shall agree.

Conditions to Closing:
The Purchasers obligation to consummate the Transactions at the closing are also contingent upon, among other customary closing conditions, the following:

(a) Receipt of a consent from Wells Fargo acceptable to the Purchasers waiving any existing defaults under the senior credit facility and consenting to the Transactions; and

(b) Receipt of consent from the holders of the Series A-1 Convertible Cumulative Preferred Stock, Series B-1 Convertible Preferred Stock and the Series C-1 Convertible Stock acceptable to the Purchasers waiving any existing defaults thereunder and consenting to the Transactions.

Costs and Expenses:
Each of the Borrowers and the Purchasers will be responsible for and will bear all of its own costs and expenses incurred at any time in connection with pursuing or consummating the Transactions; provided, (a) TD III and Aisling shall be entitled to receive reimbursement of their legal expenses with respect to the Transactions, up to $130,000, which amount shall be paid at the STAR Note closing, and (b) SFR and the Sutarias shall be entitled to receive reimbursement of their legal expenses with respect to the Transactions, up to [$50,000], which amount shall be paid at the STAR Note closing.

Neither this Term Sheet nor any discussion or negotiation of the proposed transaction constitutes an agreement or obligation on the part of any person to purchase securities of the Borrowers or enter into any agreement to purchase securities of the Borrowers.

Signatures Appear on Next Page

IN WITNESS WHEREOF, the parties hereto have caused this Term Sheet to be duly executed on the day and year first above written.

AISLING CAPITAL II, L.P.

By:	AISLING CAPITAL PARTNERS, L.P., its general partner

By:	AISLING CAPITAL PARTNERS, LLC., its general partner

By:	/s/ Dennis Purcell
Name: Dennis Purcell Title: SMD

TULLIS-DICKERSON CAPITAL FOCUS III, L.P.

By:	TULLIS-DICKERSON PARTNERS, III, LLC, its general partner

By:	/s/ Joan P. Neuscheler
Name: Joan P. Neuscheler Title: Principal

By:	/s/ Perry Sutaria
Perry Sutaria, for the Sutaria family

SUTARIA FAMILY REALTY, LLC

By:	/s/ Maganlal Sutaria
Name: Maganlal Sutaria Title: Managing Member

/s/ Cameron Reid Cameron Reid

INTERPHARM HOLDINGS INC.

By:	/s/ Peter Giallorenzo
Name: Peter Giallorenzo Title: CFO

INTERPHARM INC.

By:	/s/ Peter Giallorenzo
Name: Peter Giallorenzo Title: CFO

EXHIBIT B
STOCKHOLDER APPROVAL

WRITTEN CONSENT
OF A
MAJORITY OF THE SHAREHOLDERS
OF
INTERPHARM HOLDINGS, INC.
TO ACTION TAKEN WITHOUT A MEETING

The undersigned, being the holders of a majority of the issued and outstanding shares of the common stock, par value $0.01 per share, of Interpharm Holdings, Inc. (the “Company”), do hereby consent to the following action taken without a meeting and do hereby adopt the following resolutions, as and for the action and the resolutions of the shareholders of the Company, to have the same force and effect as if taken and adopted at a duly called and noticed meeting of the shareholders of the Company at which a quorum was present and in attendance and acting throughout.

WHEREAS, the Company shall enter into financing transactions on the terms set forth in the term sheets (the “Term Sheets”) annexed hereto as Exhibit A (the “Financings”) and shall enter into a Waiver and Consent Agreement in the form annexed hereto as Exhibit B (the “Waiver”);

NOW THEREFORE, be it

RESOLVED, that the Company is hereby authorized to proceed with the Financings and Waiver on substantially the terms set forth in the documents annexed hereto;; and be it further

RESOLVED, that the execution, delivery and performance by the Company of each of the documents necessary for the Financing and Waiver be, and it hereby is, authorized and approved; and be it further

RESOLVED, that the issuance of the STAR Notes, Convertible Notes, the Sutaria Notes, the Warrants, and the Series D-1 Preferred as defined in the Term Sheets be, and it hereby is, authorized and approved; and be it further

RESOLVED, that the amendment of the Company’s Certificate of Incorporation to create the Series D-1 Preferred, as set forth in the Board Resolutions, be, and it hereby is, authorized and approved; and be it further

RESOLVED, that the Information Statement and other securities filings described in the Waiver be, and they hereby is, authorized and approved; and be it further

RESOLVED, that the consummation of each transaction contemplated by the Term Sheets and the Waiver be, and they hereby are, authorized and approved; and be it further

RESOLVED, that the ratification of actions taken by the Company and its officers, directors, representatives and agents be, and it hereby is, authorized and approved; and be it further

RESOLVED, that all securities previously issued to Tullis-Dickerson Capital Focus III,  L.P. (“Tullis”) and Aisling Capital II, L.P. (“Aisling”, including, without limitation, all securities issued pursuant to the Certificate of Designations, Preferences and Rights of Series B-1 Convertible Preferred Stock of the Company and the Certificate of Designations, Preferences and Rights of the Series C-1 Convertible Preferred Stock of the Company (including as Conversion Shares, Dividend Shares and otherwise, as defined in such certificates of designation), the Warrants and otherwise issued to Tullis and Aisling by the Company, are ratified such that they shall be deemed to be issued in accordance with, and shall be deemed to be subject to the exemptions contained in, Rule 16b-3 of the Exchange Act.

This instrument of written consent shall be filed with the minutes of the meetings of the shareholders of the Company, and shall have the same force and effect as the vote of the shareholders.

IN WITNESS WHEREOF, the undersigned have executed this instrument of written consent as of the day and year written below.

Dated: November 6, 2007

P&K HOLDINGS I, LLC

By:	/s/ Perry Sutaria
Perry Sutaria, Managing Member

RAMETRA HOLDINGS I, LLC

By:	/s/ Perry Sutaria
Perry Sutaria, Managing Member

RAJS HOLDINGS I, LLC

By:	/s/ Perry Sutaria
Perry Sutaria, Managing Member

RAVIS HOLDINGS I, LLC

By:	/s/ Perry Sutaria
Perry Sutaria, Managing Member

/s/ Perry Sutaria PERRY SUTARIA

/s/ Raj Sutaria RAJ SUTARIA

EXHIBIT C

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
OF
SERIES D-1 CONVERTIBLE PREFERRED STOCK
OF
INTERPHARM HOLDINGS, INC.

Interpharm Holdings, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to Section 151 of the DGCL, the Board of Directors of the Company, has adopted resolutions (a) authorizing the issuance of preferred stock, $0.01 par value per share, of the Company ("Preferred Stock") in one or more series and the provision of the designations, preferences and relative participating, optional or other rights, and the qualifications, limitations and restrictions relating to the shares of each such series, and (b) has adopted resolutions (i) designating 20,825 shares of the Company's previously authorized Preferred Stock as "Series D-1 Convertible Preferred Stock," $0.01 value per share (the "Preferred Shares"), and (ii) providing for the designations, preferences and relative participating, optional or other rights, and the qualifications, limitations or restrictions thereof, as follows:

RESOLVED, that the Company is authorized to issue up to 20,825 shares of Series D-1 Convertible Preferred Stock, $0.01 value per share, which shall have the following designations, powers, preferences, relative rights, qualifications, limitations and restrictions (with certain defined terms set forth in Section 2(a) below):

ARTICLE II.Dividends. The holders of the Preferred Shares (each, a "Holder" and collectively, the "Holders") shall be entitled to receive dividends ("Dividends") payable on the Stated Value (as defined below) of such Preferred Share at the Dividend Rate (as defined below). Dividends on the Preferred Shares shall commence accruing on the Initial Issuance Date and shall be computed on the basis of a 360-day year consisting of twelve 30-day months and shall be payable in arrears for each Calendar Quarter on the first day of the succeeding Calendar Quarter (as defined below) during the period beginning on the Initial Issuance Date and ending when no Preferred Shares remain outstanding (each, an "Dividend Date") with the first Dividend Date being July 1, 2008. Prior to the payment of Dividends on a Dividend Date, Dividends on the Preferred Shares shall accrue at the Dividend Rate. If a Dividend Date is not a Business Day (as defined below), then the Dividend shall be due and payable on the Business Day immediately following such Dividend Date. Dividends shall be payable by adding the amount of such Dividend to the Stated Value of the Preferred Shares as Capitalized Dividends, or, at the option of the Company, in cash, provided that the Dividends which accrued during any period shall be payable in cash only if the Company indicates that the Dividend will be paid in cash in the Dividend Notice (as defined below). At least twenty-five (25) Trading Days prior to the applicable Dividend Date (the "Dividend Notice Date"), the Company shall provide written notice (the "Dividend Notice") to each Holder of Preferred Shares either indicating that the Dividend is to be paid in cash or confirming that the Dividend shall be paid as Capitalized Dividends.

ARTICLE III.Conversion of Preferred Shares. Preferred Shares shall be convertible into the Company's common stock, par value $0.01 per share (the "Common Stock"), on the terms and conditions set forth in this Section 2.

3.1 Certain Defined Terms. For purposes of this Certificate of Designations, the following terms shall have the following meanings:

(a) "Additional Amount" means, on a per Preferred Share basis, the product of (x) the result of the following formula: (Dividend Rate)(N/360) and (y) the Stated Value.

(b) "ANDA" means an Abbreviated New Drug Application which when submitted to the Food and Drug Administration's Center for Drug Evaluation and Research, Office of Generic Drugs, is accepted for review by the Food and Drug Administration.

(c) "Approved Stock Plan" means any employee benefit plan which has been approved by the Board of Directors and stockholders of the Company, pursuant to which the Company's securities may be issued to any employee, officer or director for services provided to the Company.

(d) "Bloomberg" means Bloomberg Financial Markets.

(e) "Business Day" means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(f) "Calendar Quarter" means each of the following periods: the period beginning on and including January 1 and ending on and including March 31; the period beginning on and including April 1 and ending on and including June 30; the period beginning on and including July 1 and ending on and including September 30; and the period beginning on and including October 1 and ending on and including December 31.

(g) "Capitalized Dividends" means Dividends due on the Preferred Shares pursuant to Section 1 that have been capitalized by adding the amount of the Dividends to the Stated Value of the Preferred Shares.

(h) "Change of Control" means any Fundamental Transaction other than any reorganization, recapitalization or reclassification in which holders of the Company's voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities of the Company and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities.

(i) "Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York Time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if none of the foregoing apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 2(d)(vi). All such determinations shall be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during the applicable calculation period.

(j) "Conversion Amount" means the sum of (1) the Additional Amount and (2) the Stated Value.

(k) "Conversion Price" means, with respect to the Preferred Shares, as of any Conversion Date or other date of determination, $0.95, subject to adjustment as provided herein.

(l) "Convertible Securities" means any shares or securities (other than Options) directly or indirectly convertible into or exchangeable or exercisable for Common Stock.

(m) "Dividend Rate" means (i) eight and one-quarter percent (8.25%) per annum and (ii) for the period from and after the occurrence of a Triggering Event through such time that such Triggering Event is cured, ten percent (10%) per annum.

(n) "Eligible Market" means the Principal Market, NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market or The Nasdaq Capital Market.

(o) "Equity Conditions" means: (i) on each day during the period beginning six months prior to the applicable date of determination and ending on and including the applicable date of determination (the "Equity Conditions Measuring Period"), (except as to Capitalized Dividends this condition (i) shall not apply prior to the earlier of the Effective Date and the Effectiveness Deadline (each as defined in the Registration Rights Agreement) (the "Required Registration Date"), and for purposes hereof the Equity Condition Measuring Period shall commence on the Required Registration Date) either (x) the Registration Statement (as defined in the Registration Rights Agreement, the "Registration Statement") filed pursuant to the Registration Rights Agreement shall be effective and available for the resale of all of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement and there shall not have been any Grace Periods (as defined in the Registration Rights Agreement) or (y) all shares of Common Stock issuable upon conversion of the Preferred Shares and the exercise of Warrants shall be eligible for sale without restriction and without the need for registration under any applicable federal or state securities laws; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on the Principal Market and shall not have been suspended from trading on such exchange or market (other than suspensions of not more than two days and occurring prior to the applicable date of determination due to business announcements by the Company) nor shall delisting or suspension by such exchange or market been threatened or pending either (A) in writing by such exchange or market or (B) by falling below the minimum listing maintenance requirements of such exchange or market; (iii) on each day during the Equity Conditions Measuring Period, the Company shall have delivered Conversion Shares upon conversion of the Preferred Shares and Common Stock upon exercise of the Warrants to the Holders on a timely basis as set forth in Section 2(c)(ii) hereof and Section 1(a) of the Warrants; (iv) any applicable Common Stock to be issued in connection with the event requiring determination may be issued in full without violating Section 12 hereof or the rules or regulations of the applicable Principal Market; (v) during the Equity Conditions Measuring Period, the Company shall not have failed to timely make any payments within five (5) Business Days of when such payment is due pursuant to any Transaction Document (as defined in the Securities Purchase Agreement); (vi) during the Equity Conditions Measuring Period, there shall not have occurred either (A) the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated or (B) a Triggering Event or an event that with the passage of time or giving of notice would constitute a Triggering Event; (vii) the Company shall have no actual knowledge of any fact that would cause (x) any Registration Statement required pursuant to the Registration Rights Agreement not to be effective and available for the resale of at least all of the Registrable Securities in accordance with the terms of the Registration Rights Agreement or (y) any Common Stock issuable upon conversion of the Preferred Shares and Common Stock issuable upon exercise of the Warrants not to be eligible for sale without restriction pursuant to Rule 144(k) and any applicable state securities laws; and (viii) the Company otherwise shall have been in material compliance with and shall not have materially breached any provision, covenant, representation or warranty of any Transaction Document.

(p) "Exchange Act" means the Securities and Exchange Act of 1934, as amended.

(q) "Excluded Securities" means any Common Stock issued or issuable or deemed to be issued in accordance with Section 2(f) hereof by the Company: (i) in connection with any Approved Stock Plan; (ii) upon conversion of the Preferred Shares or upon the exercise of the Warrants; (iii) upon conversion, exercise or exchange of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date, provided that such issuance of Common Stock upon exercise of such Options or Convertible Securities is made pursuant to the terms of such Options or Convertible Securities in effect on the date immediately preceding the Subscription Date and such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date; (iv) in connection with any stock split, stock dividend, recapitalization or similar transaction by the Company for which adjustment is made pursuant to Section 2(f)(ii); (v) Common Stock issued upon the conversion of any of those certain secured convertible 12% notes due 2009 of the Company and Interpharm, Inc. issued pursuant to the Securities Purchase Agreement dated October 31, 2007 (the “Convertible Notes”); (vi) Common Stock issued as payment of dividends on the Convertible Notes; and (vii) securities issued pursuant to acquisitions or other strategic transactions; provided that (A) such acquisition or other transaction is not with an Affiliate (as defined under Rule 405 of the Securities Act of 1933) of the Company or any individual who is related by blood, marriage or adoption to any Affiliate of the Company, (B) the primary purpose of such acquisition or other transaction is not to raise capital and (C) such security is issued at a price which is greater than or equal to the arithmetic average of the Closing Sale Price of the Common Stock for the ten (10) consecutive Trading Days immediately preceding the date of issuance.

(r) "Founders" means (i) Maganlal K. Sutaria, any of his immediate family members and any Person affiliated with him or the immediate family members and (ii) any immediate family member of Munish K. Rametra and any Person affiliated with such immediate family members.

(s) "Fundamental Transaction" means that (i) the Company shall, directly or indirectly, in one or more related transactions, (A) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person, or (B) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, or (C) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding Common Stock (not including any Common Stock held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (D) consummate a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding Common Stock (not including any Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such share purchase agreement or other business combination), (E) reorganize, recapitalize or reclassify its Common Stock or (F) any "person" or "group" (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act), other than the Founders, is or shall become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the issued and outstanding Common Stock or the aggregate ordinary voting power represented by issued and outstanding Common Stock.

(t) "GAAP" means United States generally accepted accounting principles, consistently applied.

(u) "Indebtedness" shall have the meaning as set forth in the Securities Purchase Agreement.

(v) "Initial Issuance Date" means [___________].1

(w) "Liquidation Event" means the voluntary or involuntary liquidation, dissolution or winding up of the Company or such Subsidiaries the assets of which constitute all or substantially all of the business of the Company and its Subsidiaries taken as a whole, in a single transaction or series of transactions.

1 Insert date of issuance.
-

(x) "N" means the number of days from, but excluding, the last Dividend Date with respect to which dividends have been paid or capitalized by the Company on the applicable Preferred Share, or the Initial Issuance Date if no Dividend Date has occurred, through and including the Conversion Date or other date of determination for such Preferred Share, as the case may be, for which such determination is being made.

(y) "Net Income" means, with respect to any Person for any applicable period, the pre-tax net income (loss) of such Person for such period, determined on a consolidated basis and in accordance with GAAP, but excluding from the determination of Net Income any non-cash charges related to the sale of the Preferred Shares.

(z) "NYSE" means The New York Stock Exchange, Inc.

(aa) "Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(bb) "Parent Entity" of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common shares or equivalent equity security are quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(cc) "Person" means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(dd) "Principal Market" means the American Stock Exchange.

(ee) "Profitable" means, with respect to any Person for any applicable period, such Person having positive Net Income for such period.

(ff) "Registration Rights Agreement" means that certain registration rights agreement by and among the Company and the initial Holders of the Preferred Shares relating to the filing of a registration statement covering the resale of the Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants, as such agreement may be amended from time to time as provided in such agreement.

(gg) "Required Holders" means the Holders of Preferred Shares representing at least a majority of the aggregate Preferred Shares then outstanding.

(hh) "Rule 13e-3 Transaction" means a transaction involving the Company that would be deemed a "going private transaction" under Rule 13e-3 of the Exchange Act; provided, however, that for purposes of this definition the Founders shall be deemed "affiliates" of the Company for purposes of Rule 13e-3.

(ii) "SEC" means the Securities and Exchange Commission.

(jj) "Securities Purchase Agreement" means that certain securities purchase agreement by and among the Company and the initial Holders, dated as of May 15, 2006 or September 11, 2006, as the case may be, as such agreement further may be amended from time to time as provided in such agreement.

(kk) "Stated Value" means per Preferred Share the sum of (i) $1,000 and (ii) all Capitalized Dividends with respect to such Preferred Share.

(ll) "Subscription Date" means October 31, 2007.

(mm) "Subsidiary" has the meaning set forth in the Securities Purchase Agreement.

(nn) "Successor Entity" means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common shares or equivalent equity security are quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person's Parent Entity if such Parent Entity is so quoted or listed.

(oo) "Trading Day" means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that "Trading Day" shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

(pp) "Warrants" has the meaning ascribed to such term in the Securities Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

(qq) "Weighted Average Price" means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York City Time, and ending at 4:00:00 p.m., New York City Time, as reported by Bloomberg through its "Volume at Price" function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York City Time, and ending at 4:00:00 p.m., New York City Time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the "pink sheets" by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the Weighted Average Price cannot be calculated for such security on such date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Required Holders. If the Company and the Required Holders are unable to agree upon the fair market value of the Common Stock, then such dispute shall be resolved pursuant to Section 2(d)(iii) below with the term "Weighted Average Price" being substituted for the term "Closing Sale Price." All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

3.2 Holder's Conversion Right. Subject to the provisions of Section 5 and Section 12, at any time or times on or after the Initial Issuance Date, any Holder shall be entitled to convert any whole number of Preferred Shares, plus the amount of any accrued but unpaid Dividends per Preferred Share then remaining, into fully paid and nonassessable shares of Common Stock in accordance with Section 2(d) at the Conversion Rate (as defined below).

3.3 Conversion. The number of shares of Common Stock issuable upon conversion of each Preferred Share pursuant to Section 2(b) shall be determined according to the following formula (the "Conversion Rate"):

Conversion Amount
Conversion Price

No fractional shares of Common Stock are to be issued upon the conversion of any Preferred Share, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

3.4 Mechanics of Conversion. The conversion of Preferred Shares shall be conducted in the following manner:

(a)  Holder's Delivery Requirements. To convert Preferred Shares into Common Stock on any date (the "Conversion Date"), the Holder shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 11:59 p.m., New York City Time, on such date, a copy of a properly completed notice of conversion executed by the registered Holder of the Preferred Shares subject to such conversion in the form attached hereto as Exhibit I (the "Conversion Notice") to the Company and the Company's transfer agent (the "Transfer Agent") and (B) if required by Section 2(d)(vii), surrender to a common carrier for delivery to the Company as soon as practicable following such date the original certificates representing the Preferred Shares being converted (or compliance with the procedures set forth in Section 14) (the "Preferred Share Certificates").

(b)  Company's Response. Upon receipt by the Company of copy of a Conversion Notice, the Company shall as soon as practicable, but in any event within two (2) Business Days, send, via facsimile, a confirmation of receipt of such Conversion Notice to such Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the third (3rd) Business Day following the date of receipt by the Company of such Conversion Notice (the "Share Delivery Date"), the Company shall (A) provided the Transfer Agent is participating in the Depository Trust Company ("DTC") DTC Fast Automated Securities Transfer Program, cause the Transfer Agent to credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system, or (B) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, cause the Transfer Agent to issue and deliver to the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled. If the number of Preferred Shares represented by the Preferred Share Certificate(s) submitted for conversion, as may be required pursuant to Section 2(d)(vii), is greater than the number of Preferred Shares being converted, then the Company shall, as soon as practicable and in no event later than three (3) Business Days after receipt of the Preferred Share Certificate(s) (the "Preferred Share Delivery Date") and at its own expense, issue and deliver to the Holder a new Preferred Share Certificate representing the number of Preferred Shares not converted.

(c)  Dispute Resolution. In the case of a dispute as to the determination of the Closing Sale Price or the arithmetic calculation of the Conversion Rate, the Company shall instruct the Transfer Agent to issue to the Holder the number of shares of Common Stock that is not disputed and shall transmit an explanation of the disputed determinations or arithmetic calculations to the Holder via facsimile within one (1) Business Day of receipt of such Holder's Conversion Notice or other date of determination. If such Holder and the Company are unable to agree upon the determination of the Closing Sale Price or arithmetic calculation of the Conversion Rate within two (2) Business Days of such disputed determination or arithmetic calculation being transmitted to the Holder, then the Company shall within one (1) Business Day submit via facsimile (A) the disputed determination of the Closing Sale Price to an independent, reputable investment bank selected by the Company and approved by the Required Holders or (B) the disputed arithmetic calculation of the Conversion Rate to the Company's independent, outside accountant. The Company shall cause, at the Company's expense, the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holders of the results no later than two (2) Business Days from the time it receives the disputed determinations or calculations. Such investment bank's or accountant's determination or calculation, as the case may be, shall be binding upon all parties absent error.

(d)  Miscellaneous; Record Holder. The Person or Persons entitled to receive the Common Stock issuable upon a conversion of Preferred Shares shall be treated for all purposes as the record holder or holders of such Common Stock on the Conversion Date.

(e)  Company's Failure to Timely Convert.

(i)  Cash Damages. If (I) within ten (10) calendar days after the Company's receipt of a Conversion Notice the Company shall fail to credit a Holder's balance account with DTC or issue and deliver a certificate to such Holder for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of Preferred Shares (a "Conversion Failure") or (II) within ten (10) calendar days of the Company's receipt of a Preferred Share Certificate the Company shall fail to issue and deliver a new Preferred Share Certificate representing the number of Preferred Shares to which such Holder is entitled pursuant to Section 2(d)(ii), then in addition to all other available remedies which such holder may pursue hereunder and under the Securities Purchase Agreement (including indemnification pursuant to Section 9(k) thereof), the Company shall pay additional damages to such Holder for each day after the Share Delivery Date that such conversion is not timely effected and/or each day after the Preferred Share Delivery Date that such Preferred Share Certificate is not delivered in an amount equal to 1.0% of the product of (I) the sum of the number of shares of Common Stock not issued to the Holder on or prior to the Share Delivery Date and to which such Holder is entitled as set forth in the applicable Conversion Notice and, in the event the Company has failed to deliver a Preferred Share Certificate to the Holder on or prior to the Preferred Share Delivery Date, the number of shares of Common Stock issuable upon conversion of the Preferred Shares represented by such Preferred Share Certificate as of the Preferred Share Delivery Date and (II) the Closing Sale Price of the Common Stock on the Share Delivery Date, in the case of the failure to deliver Common Stock, or the Preferred Share Delivery Date, in the case of failure to deliver a Preferred Share Certificate. If the Company fails to pay the additional damages set forth in this Section 2(d)(v) within five (5) Business Days of the date incurred, then the Holder entitled to such payments shall have the right at any time, so long as the Company continues to fail to make such payments, to require the Company, upon written notice, to immediately issue, in lieu of such cash damages, the number of shares of Common Stock equal to the quotient of (X) the aggregate amount of the damages payments described herein divided by (Y) the Conversion Price in effect on such Conversion Date as specified by the Holder in the Conversion Notice. In addition to the foregoing, if within three (3) Business Days after the Company's receipt of a Conversion Notice the Company shall fail to issue and deliver a certificate to a Holder or credit such Holder's balance account with DTC for the number of shares of Common Stock to which such Holder is entitled upon such Holder's conversion of Preferred Shares, and if on or after such Business Day the Holder purchases (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of the Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a "Buy-In"), then the Company shall, within three (3) Business Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions, if any) for the Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock times (B) the Closing Sale Price on the Conversion Date.

(ii)  Void Conversion Notice; Adjustment of Conversion Price. If for any reason a Holder has not received all of the Common Stock to which such Holder is entitled prior to the fifth (5th) Business Day after the Share Delivery Date with respect to a conversion of Preferred Shares, then the Holder, upon written notice to the Company, with a copy to the Transfer Agent, may void its Conversion Notice with respect to, and retain or have returned, as the case may be, any Preferred Shares that have not been converted pursuant to such Holder's Conversion Notice; provided that the voiding of a Holder's Conversion Notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice pursuant to Section 2(d)(v)(A) or otherwise. Thereafter, the Conversion Price of any Preferred Shares returned or retained by the Holder for failure to timely convert shall be adjusted to the lesser of (I) the Conversion Price relating to the voided Conversion Notice and (II) the lowest Weighted Average Price of the Common Stock during the period beginning on the Conversion Date and ending on the date such Holder voided the Conversion Notice, subject to further adjustment as provided in this Certificate of Designations.

(f)  Pro Rata Conversion; Disputes. Subject to Section 12, in the event the Company receives a Conversion Notice from more than one Holder for the same Conversion Date and the Company can convert some, but not all, of such Preferred Shares, the Company shall convert from each Holder electing to have Preferred Shares converted at such time a pro rata amount of such Holder's Preferred Shares submitted for conversion based on the number of Preferred Shares submitted for conversion on such date by such Holder relative to the number of Preferred Shares submitted for conversion on such date. In the event of a dispute as to the number of shares of Common Stock issuable to a Holder in connection with a conversion of Preferred Shares, the Company shall issue to such Holder the number of shares of Common Stock not in dispute and resolve such dispute in accordance with Section 2(d)(iii).

(g)  Book-Entry. Notwithstanding anything to the contrary set forth herein, upon conversion of Preferred Shares in accordance with the terms hereof, any Holder thereof shall not be required to physically surrender the certificate representing the Preferred Shares to the Company unless (A) the full or remaining number of Preferred Shares represented by the certificate are being converted or (B) such Holder has provided the Company with prior written notice (which notice may be included in a Conversion Notice) requesting reissuance of Preferred Shares upon physical surrender of any Preferred Shares. The Holders and the Company shall maintain records showing the number of Preferred Shares so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holders and the Company, so as not to require physical surrender of the certificate representing the Preferred Shares upon each such conversion. In the event of any dispute or discrepancy, such records of the Company establishing the number of Preferred Shares to which the record holder is entitled shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if Preferred Shares represented by a certificate are converted as aforesaid, a Holder may not transfer the certificate representing the Preferred Shares unless such Holder first physically surrenders the certificate representing the Preferred Shares to the Company, whereupon the Company will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of Preferred Shares represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each certificate for Preferred Shares shall bear the following legend:

Preferred Shares unless such Holder first physically surrenders the certificate representing the Preferred Shares to the Company, whereupon the Company will forthwith issue and deliver upon the order of such Holder a new certificate of like tenor, registered as such Holder may request, representing in the aggregate the remaining number of Preferred Shares represented by such certificate. A Holder and any assignee, by acceptance of a certificate, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of any Preferred Shares, the number of Preferred Shares represented by such certificate may be less than the number of Preferred Shares stated on the face thereof. Each certificate for Preferred Shares shall bear the following legend:

ANY TRANSFEREE OF THIS CERTIFICATE SHOULD CAREFULLY REVIEW THE TERMS OF THE COMPANY'S CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE, INCLUDING SECTION 2(d)(vii) THEREOF. THE NUMBER OF PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE MAY BE LESS THAN THE NUMBER OF PREFERRED SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 2(d)(vii) OF THE CERTIFICATE OF DESIGNATIONS RELATING TO THE PREFERRED SHARES REPRESENTED BY THIS CERTIFICATE.

3.5 Taxes. The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered holder thereof) and other similar taxes that may be payable with respect to the issuance and delivery of Common Stock upon the conversion of Preferred Shares.

3.6 Adjustments to Conversion Price. The Conversion Price will be subject to adjustment from time to time as provided in this Section 2(f).

(a) Adjustment of Conversion Price upon Issuance of Common Stock. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 2(f) is deemed to have issued or sold, any Common Stock (including the issuance or sale of Common Stock owned or held by or for the account of the Company but excluding Excluded Securities) for a consideration per share (the "New Securities Issuance Price") less than a price (the "Applicable Price") equal to the Conversion Price in effect immediately prior to such time (a "Dilutive Issuance"), then immediately after such issue or sale, the Conversion Price then in effect shall be reduced to an amount equal to ninety percent (90%) of the New Securities Issuance Price. For purposes of determining the adjusted Conversion Price under this Section 2(f)(i), the following shall be applicable:

(i)  Issuance of Options. If the Company in any manner grants or sells any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(f)(i)(A), the "lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities.

(ii)  Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 2(f)(i)(B), the "lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise" shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or are to be made pursuant to other provisions of this Section 2(f)(i), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(iii)  Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(f)(i)(C), if the terms of any Option or Convertible Security that was outstanding as of the date of issuance of the Preferred Shares are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. No adjustment shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(iv)  Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for a consideration equal to the fair market value of such Options. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the Closing Sale Prices of such securities during the ten (10) consecutive Trading Days ending on the date of receipt of such securities. The fair value of any consideration other than cash or securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the "Valuation Event"), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Company and the Required Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v)  Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (I) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (II) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(b) Adjustment of Conversion Price upon Subdivision or Combination of Common Stock. If the Company at any time after the Subscription Date subdivides (by any share split, share dividend, recapitalization or otherwise) its outstanding Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time after the Subscription Date combines (by combination, reverse share split or otherwise) its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased.

(c) Other Events. If any event occurs of the type contemplated by the provisions of this Section 2(f) but not expressly provided for by such provisions, then the Company's Board of Directors will make an appropriate adjustment in the Conversion Price so as to protect the rights of the Holders; provided that no such adjustment will increase the Conversion Price as otherwise determined pursuant to this Section 2(f).

(d) Notices.

(i) Immediately upon any adjustment of the Conversion Price pursuant to this Section 2(f), the Company will give written notice thereof to each Holder, setting forth in reasonable detail, and certifying, the calculation of such adjustment. In the case of a dispute as to the determination of such adjustment, then such dispute shall be resolved in accordance with the procedures set forth in Section 2(d)(iii).

(ii) The Company will give written notice to each Holder at least ten (10) Business Days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock or (III) for determining rights to vote with respect to any Fundamental Transaction or Liquidation Event, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(iii) The Company will also give written notice to each Holder at least ten (10) Business Days prior to the date on which any Fundamental Transaction or Liquidation Event will take place, provided that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Holder.

(e) Voluntary Adjustment by Company. The Company may at any time, while any Series D-1 Preferred Shares are outstanding, reduce the then current Conversion Price to any amount and for any price deemed appropriate by the Board of Directors of the Company.

ARTICLE IV.Triggering Event.

4.1 Triggering Event. A "Triggering Event" shall be deemed to have occurred at such time as any of the following events:

(a) the Company's (A) failure to cure a Conversion Failure by delivery of the required number of shares of Common Stock within ten (10) Trading Days after the applicable Conversion Date or (B) notice, written or oral, to any Holder, including by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for conversion of any Preferred Shares into Common Stock that is tendered in accordance with the provisions of this Certificate of Designations;

(b) the Company's failure to pay to the Holder any Dividends, Redemption Price, Change of Control Redemption Price, or other amounts when and as due pursuant to this Certificate of Designations or any other Transaction Document (as defined in the Securities Purchase Agreement);

(c) any event of default occurs with respect to any Indebtedness, including borrowings under the Credit and Security Agreement dated as of February 9, 2006 (the "Credit Agreement") with Wells Fargo Bank, National Association ("Wells Fargo"), under which the obligee or obligees of such Indebtedness are entitled to and do accelerate the maturity of at least an aggregate of $3,000,000 million in outstanding Indebtedness; or

(d) the Company breaches any representation, warranty, covenant or other term or condition herein or in any Transaction Document; provided, however, that (A) in the case of a breach of a covenant or other term or condition herein or in any Transaction Document which is curable, only if such breach remains uncured for a period of at least ten (10) consecutive Business Days after the expiration of any applicable cure period and (B) in the case of any representation, warranty or covenant which is not already so qualified, the breach of the representation, warranty or covenant by the Company could reasonably be expected to have a Material Adverse Effect (as defined in the Securities Purchase Agreement) on the Company or on the Holder.

4.2 Redemption Option Upon Triggering Event. In addition to all other rights of the Holders contained herein, after a Triggering Event, each Holder shall have the right to require the Company to redeem all or a portion of the Preferred Shares at a price per Preferred Share equal to the greater of (x) the Conversion Amount and (y) the product of (A) the Conversion Rate in effect at such time as such Holder delivers a Notice of Redemption at Option of Holder (as defined below) and (B) the Closing Sale Price of the Common Shares on the Trading Day immediately preceding such Triggering Event (the "Triggering Redemption Price").

4.3 Mechanics of Redemption at Option of Buyer.

(a) Within one (1) Business Day after the occurrence of a qualifying Triggering Event, the Company shall deliver written notice thereof via facsimile and overnight courier ("Notice of Triggering Event") to each Holder.

(b) At any time after the earlier of a Holder's receipt of a Notice of Triggering Event and such Holder becoming aware of a Triggering Event, any Holder of Preferred Shares then outstanding may require the Company to redeem up to all of such Holder's Preferred Shares by delivering written notice thereof via facsimile and overnight courier ("Notice of Redemption at Option of Holder") to the Company, which Notice of Redemption at Option of Holder shall indicate the number of Preferred Shares that such Holder is electing to redeem.

4.4 Payment of Redemption Price. Upon the Company's receipt of a Notice(s) of Redemption at Option of Buyer from any Holder, the Company shall immediately notify each Holder by facsimile of the Company's receipt of such notice(s). The Company shall deliver on the fifth (5th) Business Day after the Company's receipt of the first Notice of Redemption at Option of Holder the applicable Redemption Price to all Holders that deliver a Notice of Redemption at Option of Holder prior to the fifth (5th) Business Day after the Company's receipt of the first Notice of Redemption at Option of Holder; provided that, if required by Section 2(d)(vii), a Holder's Preferred Share Certificates shall have been delivered to the Transfer Agent. To the extent redemptions required by this Section 3 are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. If the Company is unable to redeem all of the Preferred Shares submitted for redemption, the Company shall (i) redeem a pro rata amount from each Holder based on the number of Preferred Shares submitted for redemption by such Holder relative to the total number of Preferred Shares submitted for redemption by all Holders and (ii) in addition to any remedy such Holder may have under this Certificate of Designation and the Securities Purchase Agreement, pay to each Holder interest at the rate of 3.0% per month (prorated for partial months) in respect of each unredeemed Preferred Share until paid in full. The Holders and Company agree that in the event of the Company's redemption of any Preferred Shares under this Section 3, the Holders' damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holders. Accordingly, any redemption premium due under this Section 3 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holders' actual loss of its investment opportunity and not as a penalty.

4.5 Void Redemption. In the event that the Company does not pay the Redemption Price within the time period set forth in Section 3(d), at any time thereafter and until the Company pays such unpaid applicable Redemption Price in full, a Holder shall have the option to, in lieu of redemption, require the Company to promptly return to such Holder any or all of the Preferred Shares that were submitted for redemption by such Holder under this Section 3 and for which the applicable Redemption Price (together with any interest thereon) has not been paid, by sending written notice thereof to the Company via facsimile (the "Void Optional Redemption Notice"). Upon the Company's receipt of such Void Optional Redemption Notice, (i) the Notice of Redemption at Option of Holder shall be null and void with respect to those Preferred Shares subject to the Void Optional Redemption Notice, (ii) the Company shall immediately return any Preferred Shares subject to the Void Optional Redemption Notice, and (iii) the Conversion Price of such returned Preferred Shares shall be adjusted to the lesser of (A) the Conversion Price as in effect on the date on which the Void Optional Redemption Notice is delivered to the Company and (B) the lowest Weighted Average Price of the Common Shares during the period beginning on the date on which the Notice of Redemption at Option of Holder is delivered to the Company and ending on the date on which the Void Optional Redemption Notice is delivered to the Company.

4.6 Disputes; Miscellaneous. In the event of a dispute as to the determination of the arithmetic calculation of the Redemption Price, such dispute shall be resolved pursuant to Section 2(d)(iii) above with the term "Redemption Price" being substituted for the term "Conversion Rate". A Holder's delivery of a Void Optional Redemption Notice and exercise of its rights following such notice shall not effect the Company's obligations to make any payments which have accrued prior to the date of such notice. In the event of a redemption pursuant to this Section 3 of less than all of the Preferred Shares represented by a particular Preferred Share Certificate, the Company shall promptly cause to be issued and delivered to the Holder of such Preferred Shares a Preferred Share Certificate representing the remaining Preferred Shares which have not been redeemed, if necessary.

ARTICLE V.Other Rights of Holders.

5.1 Assumption. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Certificate of Designations and the other Transaction Documents in accordance with the provisions of this Section 4(a) pursuant to written agreements in form and substance satisfactory to the Required Holders and approved by the Required Holders prior to such Fundamental Transaction, including agreements to deliver to each holder of Preferred Shares in exchange for such Preferred Shares a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Certificate of Designations, including, without limitation, having a stated value and dividend rate equal to the Stated Value and Dividend Rate of the Preferred Shares held by such holder and having similar ranking to the Preferred Shares, and reasonably satisfactory to the Required Holders. Upon the occurrence of any Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designations referring to the "Company" shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Certificate of Designations with the same effect as if such Successor Entity had been named as the Company herein. Upon consummation of the Fundamental Transaction, the Successor Entity shall deliver to the Holder confirmation that there shall be issued upon conversion or redemption of the Preferred Shares at any time after the consummation of the Fundamental Transaction, in lieu of the Common Stock (or other securities, cash, assets or other property) purchasable upon the conversion or redemption of the Preferred Shares prior to such Fundamental Transaction, such publicly traded common shares (or their equivalent) of the Successor Entity, as adjusted in accordance with the provisions of this Certificate of Designations. The provisions of this Section shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of the Preferred Shares.

5.2 Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase shares, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "Purchase Rights"), then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Shares (without taking into account any limitations or restrictions on the convertibility of the Preferred Shares) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

ARTICLE VI.[Reserved].

ARTICLE VII.Authorized Shares.

7.1 Reservation. The Company shall have reserved not less than 25,000,000 of the shares of its authorized Common Stock for the conversion of the Preferred Shares and the issuance of shares of Common Stock upon exercise of all of the Warrants. The Company shall take all action necessary to reserve and keep available out of its authorized and unissued Common Stock the number of shares required to be reserved by the this paragraph (without regard to any limitations on conversions) (the "Required Amount"). The initial number of shares of Common Stock reserved for conversions of the Preferred Shares and each increase in the number of shares so reserved shall be allocated pro rata among the Holders based on the number of Preferred Shares held by each Holder at the time of issuance of the Preferred Shares or increase in the number of reserved shares, as the case may be (the "Authorized Share Allocation"). In the event a Holder shall sell or otherwise transfer any of such Holder's Preferred Shares, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any Common Stock reserved and allocated to any Person which ceases to hold any Preferred Shares shall be allocated to the remaining Holders of Preferred Shares, pro rata based on the number of Preferred Shares then held by such Holders.

7.2 Insufficient Authorized Shares. After the Capital Increase, if at any time while any of the Preferred Shares remain outstanding the Company does not have a sufficient number of authorized and unissued Common Stock to satisfy its obligation to have available for issuance upon conversion of the Preferred Shares at least a number of shares of Common Stock equal to the Required Amount (an "Authorized Share Failure"), then the Company shall as promptly as practicable take use reasonable best efforts to increase the Company's authorized Common Stock to an amount sufficient to allow the Company to have available the Required Amount for the Preferred Shares then outstanding.

ARTICLE VIII.Voting Rights.

8.1 General Voting. Each Holder shall be entitled to the whole number of votes equal to the number of shares of Common Stock into which such holder's Preferred Shares would be convertible on the record date for the vote or consent of stockholders, and shall otherwise have voting rights and powers equal to the voting rights and powers of the Common Stock. Each holder shall be entitled to receive the same prior notice of any stockholders' meeting as is provided to the holders of Common Stock in accordance with the bylaws of the Company, as well as prior notice of all stockholder actions to be taken by legally available means in lieu of a meeting and shall vote as a class with the holders of Common Stock on all matters, except those matters required by law or by the terms hereof to be submitted to a class vote of the Holders of Preferred Shares, in which case the Holders of Preferred Shares only shall vote as a separate class.

8.2 Board Size. The authorized number of directors of the Company's Board of Directors shall initially be five (5); provided, however, that at any time following the approval of the Required Holders the authorized number of directors of the Company's Board of Directors may be increased or decreased from five (5) members.

8.3 Board of Directors Election. So long as Tullis-Dickerson Capital Focus III, L.P. (the "Investor") or an affiliate of the Investor continues to hold at least twenty five percent (25%) of the cumulative aggregate number of Preferred Shares issued to the Investor on the Initial Issuance Date, the Investor shall be entitled to elect one (1) director to the Board of Directors of the Company (an "Investor Designee") at each annual election of directors; provided, however, that any Investor Designee other than Joan P. Neuscheler must be approved by the Company, such approval not to be unreasonably withheld or delayed. At any meeting held of the purpose of electing or nominating directors, the presence in person or by proxy of the Investor or its designee shall constituted a quorum for the election or nomination of the Investor Designee. Any director elected as provided herein may be removed during the aforesaid term of office, either with or without cause, by, and only by, the affirmative vote of the Investor or its designee, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders, and any vacancy thereby created may be filled by the Investor or its designee represented at the meeting or pursuant to written consent of such holders. In case of any vacancy (other than a vacancy caused by removal) in the office of a director occurring among the director elected by the Investor or its designee pursuant hereto, the vacancy thereby created may be filled by the Investor or its designee represented at a special meeting of such stockholders duly called for that purpose or pursuant to written consent of the Investor or its designee.

ARTICLE IX.Change of Control Redemption Right. (a) No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holders (a "Change of Control Notice"). In the event that the Successor Entity is not a publicly traded corporation whose common shares are quoted or listed for trading on an Eligible Market, at any time during the period (the "Change of Control Period") beginning after a Holder's receipt of a Change of Control Notice and ending on the date that is twenty (20) Trading Days after the consummation of such Change of Control, such Holder may require the Company to redeem prior to any payment on any Junior Shares (as defined below) all or any portion of such Holder's Preferred Shares by delivering written notice thereof ("Change of Control Redemption Notice") to the Company, which Change of Control Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. Any Preferred Shares subject to redemption pursuant to this Section 8 shall be redeemed by the Company in cash at a price equal to (the "Change of Control Redemption Price") the greater of (i) the Conversion Amount being redeemed and (ii) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (I) the aggregate Change of Control Transaction Consideration (as defined below) by (II) the Conversion Price. In the event that any of the Change of Control Redemption Price is based on any Non-Cash Consideration (as defined below) (a "Non-Cash Change of Control"), then the Holder shall be entitled to indicate in its Change of Control Redemption Notice (the "Alternate Change of Control Redemption") that the Change of Control Redemption Price shall be equal to (i) cash in an amount equal to 110% of the Conversion Amount being redeemed, (ii) in exchange for the surrender to the Company of the Change of Control Eligible Dividend Shares (as defined below), the Change of Control Dividend Share Payment (as defined below) (the cash payments under the foregoing clauses (i) and (ii) are referred to herein as the "Alternate Change of Control Cash Payment") and (iii) as to the Change of Control Balance Amount (as defined below), the same form of consideration per share of Common Stock as that paid upon consummation of the Change of Control. The Company shall make payment of the Change of Control Redemption Price concurrently with the consummation of such Change of Control if such a Change of Control Redemption Notice is received prior to the consummation of such Change of Control and within five (5) Trading Days after the Company's receipt of such notice otherwise (the "Change of Control Redemption Date"). To the extent redemptions required by this Section 8 are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 8, until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 8(a) may be converted, in whole or in part, by the Holder into Common Stock, or in the event the Conversion Date is after the consummation of the Change of Control, shares or equity interests of the Successor Entity substantially equivalent to the Company's Common Stock pursuant to Section 2(c)(i). The parties hereto agree that in the event of the Company's redemption of any portion of the Preferred Shares under this Section 8(a), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 8(a) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty. In the event that the Company does not pay the Change of Control Redemption Price on the Change of Control Redemption Date, then the Holder shall have the right to void the redemption pursuant to Section 3(e) with the term "Change of Control Redemption Price" being substituted for "Redemption Price" and "Change of Control Redemption Notice" being substituted for "Notice of Redemption at Option of Holder".

For purposes of this Section 8(a), the following terms shall have the following meanings:

"Change of Control Balance Amount" means a number of shares of Common Stock equal to the quotient of (x) the Change of Control Cash Balance Amount divided by (y) Change of Control Transaction Consideration.

"Change of Control Cash Balance Amount" means (A) the product of (x) the Change of Control Transaction Consideration and (y) the sum of (I) the Total Dividend Shares and (II) the number of shares of Common Stock then issuable upon conversion of the applicable Conversion Amount at then applicable Conversion Price minus (B) the Alternate Change of Control Cash Payment.

"Change of Control Dividend Share Payment" means a cash payment equal to the product of (x) the Change of Control Transaction Consideration and (y) the number of Change of Control Eligible Dividend Shares.

"Change of Control Eligible Dividend Shares" means a number of shares of Common Stock equal to the quotient of (x) the number of Dividend Shares previously issued to the Holder (the "Total Dividend Shares") and (y) the Change of Control Transaction Consideration.

"Change of Control Transaction Consideration" means an amount per share of Common Stock equal to the cash consideration and the aggregate cash value of any non-cash consideration ("Non-Cash Consideration") per share of Common Stock to be paid to the holders of Common Stock upon consummation of the Change of Control (any such non-cash consideration consisting of marketable securities to be valued at the higher of the Closing Sale Price of such securities as of the Trading Day immediately prior to or the Trading Day immediately following the public announcement of such proposed Change of Control and any other non-cash consideration to be valued in good faith by the Board of Directors of the Company).

Solely for purposes of clarification, in the event of a Non-Cash Change of Control and assuming that (a) the Non-Cash Change of Control occurs on the one year anniversary of the Issuance Date, (b) that 10,000 Preferred Shares are outstanding (such that the Conversion Amount equals $10,000,000), (c) there are no accrued but unpaid Dividends at such time, (d) Dividend Shares were issued at the Conversion Price (such that the 8.25% Dividend Rate for the first year yielded 537,880 Dividend Shares issued ($10,000,000 x 8.25%/$1.5338)), (e) solely for purposes of this example, compounding is ignored in calculating Dividends (if compounding were not ignored, the number of Dividend Shares in clause (d) would have been 554,750), (f) the Change of Control Transaction Consideration is $3 per share, and (g) the Holder elects to redeem all of its Preferred Shares (i.e., 10,000 Preferred Shares) in such Non-Cash Change of Control pursuant to the Alternate Change of Control Redemption, then the Change of Control Redemption Price shall be equal to:

(i) $11,000,000 (the Conversion Amount of $10,000,000 times 110%),

plus

(ii) in exchange for the surrender to the Company of the Change of Control Eligible Dividend Shares, which are 179,293 of the Dividend Shares of the Holder (the quotient of (x) the 537,880 Total Dividend Shares previously issued to the Holder and (y) the $3 Change of Control Transaction Consideration), $537,880 (the Change of Control Dividend Share Payment which is the product of (x) the $3 Change of Control Transaction Consideration and (y) the 179,293 Change of Control Eligible Dividend Shares),

plus

(iii) the same form of consideration per share of Common Stock as that being paid upon consummation of the Change of Control as to 3,211,675 shares of Common Stock (determined as the quotient of:

(x) the Change of Control Cash Balance Amount ($9,635,025 (determined as (A) $21,172,905 (the product of (x) the $3 Change of Control Transaction Consideration and (y) 7,057,635 (the sum of (I) the 537,880 Total Dividend Shares and (II) the 6,519,755 shares of Common Stock then issuable upon conversion of the $10,000,000 Conversion Amount at the Conversion Price of $1.5338)) minus (B) the $11,537,880 Alternate Change of Control Cash Payment (the sum of (i) $11,000,000 and $537,880))

and

(y) the $3 Change of Control Transaction Consideration).

9.1 No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Rule 13e-3 Transaction, but not prior to the public announcement of such Rule 13e-3 Transaction, the Company shall deliver written notice thereof via facsimile and overnight courier to the Holders (a "13e-3 Notice"). At any time during the period (the "13e-3 Period") beginning after a Holder's receipt of a 13e-3 Notice and ending on the date that is twenty (20) Trading Days after the consummation of such 13e-3 Transaction, such Holder may require the Company to redeem prior to the payment of any Junior Shares all or any portion of such Holder's Preferred Shares by delivering written notice thereof ("13e-3 Redemption Notice") to the Company, which 13e-3 Redemption Notice shall indicate the Conversion Amount the Holder is electing to redeem. Any Preferred Shares subject to redemption pursuant to this Section 8(b) shall be redeemed by the Company in cash at a price equal to the greater of (i) 110% of the Conversion Amount being redeemed and (ii) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (I) the arithmetic average of the Closing Sale Price over the twenty Trading Day period immediately prior to consummation of such Rule 13e-3 Transaction by (II) the Conversion Price (the "13e-3 Redemption Price"). The Company shall made payment of the 13e-3 Redemption Price concurrently with the consummation of such 13e-3 Transaction if such a 13e-3 Redemption Notice is received prior to the consummation of such 13e-3 Transaction and within five (5) Trading Days after the Company's receipt of such notice otherwise (the "13e-3 Redemption Date"). To the extent redemptions required by this Section 8(b) are deemed or determined by a court of competent jurisdiction to be prepayments of the Preferred Shares by the Company, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 8(b), until the 13e-3 Redemption Price (together with any interest thereon) is paid in full, the Conversion Amount submitted for redemption under this Section 8(b) may be converted, in whole or in part, by the Holder into Common Stock, or in the event the Conversion Date is after the consummation of the 13e-3 Transaction, shares or equity interests of the Successor Entity substantially equivalent to the Company's Common Stock pursuant to Section 2(c)(i). The parties hereto agree that in the event of the Company's redemption of any portion of the Preferred Shares under this Section 8(b), the Holder's damages would be uncertain and difficult to estimate because of the parties' inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder. Accordingly, any redemption premium due under this Section 8(b) is intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder's actual loss of its investment opportunity and not as a penalty. In the event that the Company does not pay the 13e-3 Redemption Price on the 13e-3 Redemption Date, then the Holder shall have the right to void the redemption pursuant to Section 3(e) with the term "13e-3 Redemption Price" being substituted for "Redemption Price" and "13e-3 Redemption Notice" being substituted for "Notice of Redemption at Option of Holder".

ARTICLE X.COMPANY'S RIGHT OF MANDATORY CONVERSION

10.1 Mandatory Conversion. If at any time beginning with the fiscal quarter of the Company ending on June 30, 2007, (the "Mandatory Conversion Eligibility Date"), (i) the Company has (A) been Profitable for two (2) consecutive fiscal quarters (not taking into account any non-cash charges related to the issuance and sale of the Preferred Shares) (each such quarter, a "Positive Quarter") and (B) filed 25 ANDAs including 12 from a list agreed upon by the Required Holders and the Company, and (ii) the Equity Conditions shall have been satisfied or waived in writing by the Holder on each day during the period commencing on the Mandatory Conversion Notice Date and ending on the Mandatory Conversion Date (each, as defined below), the Company shall have the right to require the Holder to convert up to all of the Conversion Amount into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 3(c) hereof at the Conversion Rate as of the Mandatory Conversion Date (as defined below) (a "Mandatory Conversion"). The Company may exercise its right to require conversion under this Section 9(a) on one occasion by delivering within not more than two (2) Trading Days following the end of the public announcement of such second consecutive Positive Quarter a written notice thereof by facsimile and overnight courier to all, but not less than all, of the Holders of Preferred Shares and the Transfer Agent (the "Mandatory Conversion Notice" and the date all of the Holders received such notice by facsimile is referred to as the "Mandatory Conversion Notice Date"). The Mandatory Conversion Notice shall be irrevocable. The Mandatory Conversion Notice shall state (i) the Trading Day selected for the Mandatory Conversion in accordance with Section 9(a), which Trading Day shall be at least twenty (20) Business Days but not more than sixty (60) Business Days following the Mandatory Conversion Notice Date (the "Mandatory Conversion Date"), (ii) the number of Preferred Shares of such Holder subject to the Mandatory Conversion, (iii) the aggregate Conversion Amount of the Preferred Shares subject to Mandatory Conversion from all of the Holders of the Preferred Shares pursuant to this Section 9 and (iv) the number of shares of Common Stock to be issued to such Holder on the Mandatory Conversion Date. Notwithstanding the foregoing, the Company may not effect a Mandatory Conversion of any applicable Holder under this Section if the number of shares of Common Stock issuable upon conversion of the Preferred Shares of any Holder subject to a Mandatory Conversion would cause such Holder's beneficial ownership of the Common Stock to exceed the Maximum Percentage as set forth in Section 5.

10.2 Pro Rata Conversion Requirements.

(a) If the Company elects to cause a conversion of any Conversion Amount of Preferred Shares pursuant to Section 9(a), then it must simultaneously take the same action in the same proportion with respect to all Preferred Shares.

(b) All Conversion Amounts converted by the Holder after the Mandatory Conversion Notice Date shall reduce the Conversion Amount required to be converted on the Mandatory Conversion Date. If the Company has elected a Mandatory Conversion, the mechanics of conversion set forth in Section 2(d) shall apply, to the extent applicable, as if the Company and the Transfer Agent had received from the Holder on the Mandatory Conversion Date a Conversion Notice with respect to the Conversion Amount being converted pursuant to the Mandatory Conversion.

ARTICLE XI.Liquidation, Dissolution, Winding-Up. In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Liquidation Funds"), before any amount shall be paid to the holders of any of the capital shares of the Company of any class junior in rank to the Preferred Shares in respect of the preferences as to distributions and payments on the liquidation, dissolution and winding up of the Company ("Junior Shares"), an amount per Preferred Share equal to the Conversion Amount; provided that, if the Liquidation Funds are insufficient to pay the full amount due to the Holders and holders of shares of other classes or series of preferred shares of the Company that are of equal rank with the Preferred Shares as to payments of Liquidation Funds (the "Pari Passu Shares"), then each Holder and Pari Passu Shares shall receive a percentage of the Liquidation Funds equal to the full amount of Liquidation Funds payable to such Holder as a liquidation preference, in accordance with their respective certificate of designations (or equivalent), as a percentage of the full amount of Liquidation Funds payable to all holders of Preferred Shares and Pari Passu Shares. To the extent necessary, the Company shall cause such actions to be taken by any of its Subsidiaries so as to enable, to the maximum extent permitted by law, the proceeds of a Liquidation Event to be distributed to the Holders in accordance with this Section. All the preferential amounts to be paid to the Holders under this Section shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Liquidation Funds of the Company to the holders of shares of other classes or series of preferred shares of the Company junior in rank to the Preferred Shares in connection with a Liquidation Event as to which this Section applies. The purchase or redemption by the Company of shares of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a Liquidation Event.

ARTICLE XII.Preferred Rank. All Common Stock shall be of junior rank to all Preferred Shares with respect to the preferences as to dividends, distributions and payments upon the liquidation, dissolution and winding up of the Company. The rights of the Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. Without the prior express written consent of the Required Holders, the Company shall not hereafter authorize or issue additional or other capital shares that is of senior or pari-passu rank to the Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company. The Company shall be permitted to issue preferred shares that are junior in rank to the Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution and winding up of the Company, provided that the maturity date (or any other date requiring redemption or repayment of such preferred shares) of any such junior preferred shares are not on or before the date no Preferred Shares are outstanding. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein and no merger shall result inconsistent therewith.

ARTICLE XIII.Limitation on Number of Conversion Shares. Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue any shares of Common Stock upon conversion of the Preferred Shares or exercise of the Warrants if the issuance of such Common Stock would exceed that number of shares of Common Stock which the Company may issue upon conversion of the Preferred Shares without breaching the Company's obligations under the rules or regulations of the Principal Market (the "Exchange Cap"), except that such limitation shall not apply in the event that the Company (a) obtains the approval of its stockholders as required by the applicable rules of the Principal Market (or any successor rule or regulation) for issuances of Common Stock in excess of such amount, or (b) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or written opinion is obtained, no purchaser of Preferred Shares pursuant to the Securities Purchase Agreement (the "Purchasers") shall be issued, in the aggregate, upon conversion of Preferred Shares or exercise of the Warrants, Common Stock in an amount greater than the product of (i) the Exchange Cap amount multiplied by (ii) a fraction, the numerator of which is the number of Preferred Shares issued to such Purchaser pursuant to the Securities Purchase Agreement on the Initial Issuance Date and the denominator of which is the aggregate amount of all the Preferred Shares issued to the Purchasers pursuant to the Securities Purchase Agreement on the Initial Issuance Date (the "Exchange Cap Allocation"). In the event that any Purchaser shall sell or otherwise transfer any of such Purchaser's Preferred Shares, the transferee shall be allocated a pro rata portion of such Purchaser's Exchange Cap Allocation. In the event that any Holder shall convert all of such Holder's Preferred Shares into a number of shares of Common Stock which, in the aggregate, is less than such Holder's Exchange Cap Allocation, then the difference between such Holder's Exchange Cap Allocation and the number of shares of Common Stock actually issued to such Holder shall be allocated to the respective Exchange Cap Allocations of the remaining Holders on a pro rata basis in proportion to the number of Preferred Shares then held by each such Holder.

ARTICLE XIV.Protective Provisions. So long as the Investor holds at least 25% of the Preferred Shares issued on the Initial Issuance Date, in addition to any other rights provided by law, except where the vote or written consent of the holders of a greater number of shares is required by law or by another provision of the Certificate of Incorporation, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the Required Holders, voting together as a single class, the Company shall not:

14.1 amend or repeal any provision of, or add any provision to, the Certificate of Incorporation or bylaws, or file any certificate of designations or articles of amendment of any series of preferred shares, if such action would materially adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Preferred Shares, regardless of whether any such action shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;

14.2 increase or decrease (other than by conversion) the authorized number of Preferred Shares;

14.3 issue any shares of Common Stock, stock appreciation rights, stock options or other equity securities to officers, directors or employees of, or consultants (that are affiliates of the Company) to, the Company in excess of 2% of the fully diluted number of shares of Common Stock on the Initial Issuance Date;

14.4 issue any shares of Common Stock, stock appreciation rights, stock options or other equity securities to independent third parties (e.g., investment banks, investor relations firms, consultants that are not affiliates of the Company) in excess of 2% of the fully diluted number of shares of Common Stock on the Initial Issuance Date;

14.5 pay dividends or make any other distribution on the capital stock of the Company other than (i) dividends on the Preferred Stock or (ii) solely at such time as the Company is not in breach under any Transaction Document or under the Credit Agreement, the stated dividends on the shares of Series A-1 Preferred Stock;

14.6 except as permitted herein, purchase, repurchase or redeem any shares of capital stock of the Company, excluding shares of Common Stock repurchased from an employee, consultant, officer or director pursuant to a restricted stock purchase agreement or an equity incentive agreement with employees giving the Company the right to repurchase shares upon the termination of services;

14.7 effect any voluntary liquidation, dissolution or winding up of the Company;

14.8 issue any Common Stock or any securities convertible into or exchangeable for Common Stock at a price per share of Common Stock less than the Purchase Price (as defined in the Securities Purchase Agreement) (as adjusted from time to time to reflect stock slits, stock dividends, subdivisions, combinations, consolidations and other similar transactions with respect to the Common Stock); provided, however, that if the Company has issued less than 15,000 Preferred Shares pursuant to the Securities Purchase Agreement, then the Company, provided it has complied with its obligations pursuant to Section 4(o) of the Securities Purchase Agreement, may 90 or more days after the Subscription Date, issue shares of Common Stock in an amount not in excess of the difference between the aggregate Purchase Price for all Preferred Shares issued in accordance with the Securities Purchase Agreement and $15,000,000.00;

14.9 enter into or amend any agreement with any stockholder, officer, director, any affiliate thereof or any other affiliate of the Company, other than on an arms' length basis;

14.10 issue any Indebtedness that creates an obligation for the Company to repay in the aggregate more than $50 million in principal and interest;

14.11 effect any acquisition of an equity interest or rights to acquire equity in any Person or assets of any Person, other than (i) a Person in which the Company owns a minority interest as of the Subscription Date and (ii) acquisitions in which the sole consideration consists of equity securities of the Company; provided, that, the value of any equity issued in accordance with clause (i) and (ii) shall not exceed $5 million in the aggregate;

14.12 whether or not prohibited by the terms of the Preferred Shares, circumvent a right of the Preferred Shares; or

14.13 agree to any of the foregoing.

ARTICLE XV.Lost or Stolen Certificates. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Share Certificates representing the Preferred Shares, and, in the case of loss, theft or destruction, of an indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of the Preferred Share Certificate(s), the Company shall execute and deliver new Preferred Share Certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to re-issue Preferred Share Certificates if the Holder contemporaneously requests the Company to convert such Preferred Shares into Common Stock.

ARTICLE XVI.Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designations shall be cumulative and in addition to all other remedies available under this Certificate of Designations, at law or in equity (including a decree of specific performance and/or other injunctive relief). No remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy. Nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designations. The Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holders and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

ARTICLE XVII.Construction. This Certificate of Designations shall be deemed to be jointly drafted by the Company and all Holders and shall not be construed against any person as the drafter hereof.

ARTICLE XVIII.Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

ARTICLE XIX.Notice. Whenever notice is required to be given under this Certificate of Designations, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement (provided that if the Preferred Shares are not held by a Buyer (as defined in the Securities Purchase Agreement) then substituting the words "holder of Securities" for the word "Buyer").

ARTICLE XX.Transfer of Preferred Shares. A Holder may assign some or all of the Preferred Shares and the accompanying rights hereunder held by such Holder without the consent of the Company; provided that such assignment is in compliance with applicable securities laws.

ARTICLE XXI.Preferred Share Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to the Holders), a register for the Preferred Shares, in which the Company shall record the name and address of the Persons in whose name the Preferred Shares have been issued, as well as the name and address of each transferee. The Company may treat the person in whose name any Preferred Share is registered on the register as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any properly made transfers.

ARTICLE XXII.Stockholder Matters. Any stockholder action, approval or consent required, desired or otherwise sought by the Company pursuant to the rules and regulations of the Principal Market, the General Corporation Law of the State of Delaware, this Certificate of Designation or otherwise with respect to the issuance of the Preferred Shares or the Common Stock issuable upon conversion thereof or the issuance of any Warrants and the Common Stock issuable upon exercise thereof may be effected by written consent of the Company's stockholders or at a duly called meeting of the Company's stockholders, all in accordance with the applicable rules and regulations of the Principal Market and the General Corporation Law of the State of Delaware. This provision is intended to comply with the applicable sections of the General Corporation Law of the State of Delaware permitting stockholder action, approval and consent affected by written consent in lieu of a meeting.

ARTICLE XXIII.Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Certificate of Designations, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to the Holders contemporaneously with delivery of such notice, and in the absence of any such indication, the Holders shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

ARTICLE XXIV.Redemption in Lieu of Sale. The Company may redeem the Preferred Shares in accordance with Section 4(r) of the Securities Purchase Agreement.

* * * * *

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be signed by [NAME], its [OFFICE], as of the ____ day of [_________]

INTERPHARM HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT I

INTERPHARM HOLDINGS, INC. CONVERSION NOTICE

Reference is made to the Certificate of Designations of Series D-1 Convertible Preferred Shares (the "Certificate of Designations") of Interpharm Holdings, Inc, a Delaware corporation (the "Company"). In accordance with and pursuant to the Certificate of Designations, the undersigned hereby elects to convert the number of shares of Series D-1 Convertible Preferred Shares, $0.01 par value per share (the "Preferred Shares"), of the Company, indicated below into Common Stock, par value $0.01 per share (the "Common Stock"), of the Company, as of the date specified below.

Date of Conversion: _______________________________________________________

Number of Preferred Shares to be converted: _____________________________________

Share certificate no(s). of Preferred Shares to be converted: _________________________

Tax ID Number (If applicable): _______________________________________________

Please confirm the following information: ______________________________________________

Conversion Price: _________________________________________________________

Number of Common Stock to be issued: ________________________________________

Please issue the Common Stock into which the Preferred Shares are being converted in the following name and to the following address:

Issue to: _________________________________________
                        _________________________________________

Address: _________________________________________

Telephone Number: ________________________________

Facsimile Number: _________________________________

Authorization: ____________________________________

By: ________________________________

Title: _______________________________

Dated:

Account Number (if electronic book entry transfer):_______________________________

Transaction Code Number (if electronic book entry transfer):________________________

[NOTE TO HOLDER -- THIS FORM MUST BE SENT CONCURRENTLY TO TRANSFER AGENT]

ACKNOWLEDGMENT

The Company hereby acknowledges this Conversion Notice and hereby directs NORTH AMERICAN TRANSFER AGENT to issue the above indicated number of shares of Common Stock in accordance with the Irrevocable Transfer Agent Instructions dated May [ ], 2006 from the Company with respect to the Series B-1 Preferred Shares and dated September [ ] 2006 as to the Series C-1 Preferred Shares as if such Transfer Agent Instructions referred to Series D-1 Preferred Shares and acknowledged and agreed to by NORTH AMERICAN TRANSFER AGENT.

INTERPHARM HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT D

FORM OF WARRANT

FORM OF WARRANT

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES. THE COMPANY MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY PROPOSED OFFER, SALE, TRANSFER OR OTHER DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

ANY TRANSFEREE OF THIS WARRANT SHOULD CAREFULLY REVIEW THE TERMS OF THE WARRANT, INCLUDING SECTION 4(b) HEREOF. THE NUMBER OF COMMON SHARES UNDERLYING THIS WARRANT MAY BE LESS THAN THE NUMBER OF COMMON SHARES STATED ON THE FACE HEREOF PURSUANT TO SECTION 4(b) HEREOF.

INTERPHARM HOLDINGS INC.

WARRANT

Warrant No. [ ]	Dated: [_________], 2008

INTERPHARM HOLDINGS INC., a Delaware corporation (the “Company”), hereby certifies that, for value received, [______________] or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of [     ]1  shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $0.95 per share (as adjusted from time to time as provided in Section 9, the “Exercise Price”), at any time and from time to time from and after the date hereof and through and including the date that is five years from the date of issuance hereof (the “Expiration Date”), and subject to the following terms and conditions. This Warrant (this “Warrant”) is one of a series of similar Warrants issued pursuant to that certain Securities Purchase Agreement, dated as of November ___, 2007, by and among the Company and the Purchasers identified therein (the “Purchase Agreement”). All such Warrants are referred to herein, collectively, as the “Warrants.”

ARTICLE XXV.Definitions. In addition to the terms defined elsewhere in this Warrant, capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Purchase Agreement.

ARTICLE XXVI.Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

2 Holder’s pro rata share of 1,842,103.

ARTICLE XXVII.Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto on Annex B duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

ARTICLE XXVIII.Exercise and Duration of Warrants.

28.1 This Warrant shall be exercisable by the registered Holder at any time and from time to time on or after the date hereof to and including the Expiration Date. At 6:30 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value; provided that, if the average of the Closing Prices for the five Trading Days immediately prior to (but not including) the Expiration Date exceeds the Exercise Price on the Expiration Date, then this Warrant shall be deemed to have been exercised in full (to the extent not previously exercised) on a “cashless exercise” basis at 6:30 P.M. New York City time on the Expiration Date if a “cashless exercise” may occur at such time pursuant to Section 10 below.

28.2 A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto on Annex A (the “Exercise Notice”), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised (which may take the form of a “cashless exercise” if so indicated in the Exercise Notice and if a “cashless exercise” may occur at such time pursuant to Section 10 below), and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

ARTICLE XXIX.Delivery of Warrant Shares.

29.1 Upon exercise of this Warrant, the Company shall promptly (but in no event later than five Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends unless a registration statement covering the resale of the Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective and the Warrant Shares are not freely transferable without volume restrictions pursuant to Rule 144 under the 1933 Act. The Holder, or any Person so designated by the Holder to receive Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date. The Company shall, upon request of the Holder and provided a registration statement under the Securities Act providing for the resale of the Warrant Shares is then in effect, use its reasonable best efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.

29.2 This Warrant is exercisable, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.

29.3 In addition to any other rights available to a Holder, if the Company fails to deliver to the Holder a certificate representing Warrant Shares by the fifth Trading Day after the date on which delivery of such certificate is required by this Warrant, and if after such fifth Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within five Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company’s obligation to deliver such certificate.

29.4 The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

ARTICLE XXX.Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

ARTICLE XXXI.Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe.

ARTICLE XXXII.Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.

ARTICLE XXXIII.Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

33.1 Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock (other than regular dividends on the Series A-1 Convertible Preferred Stock, Series B-1 Convertible Preferred Stock the Series C-1 Convertible Preferred Stock, or the Series D-1 Convertible Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

33.2 Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all of its holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, “Distributed Property”), then in each such case the Exercise Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution shall be adjusted (effective on such record date) to equal the product of such Exercise Price times a fraction of which the denominator shall be the average of the Closing Prices for the five Trading Days immediately prior to (but not including) such record date and of which the numerator shall be such average less the then fair market value of the Distributed Property distributed in respect of one outstanding share of Common Stock, as determined by the a nationally recognized accounting or investment banking firm selected by the Company (an “Appraiser”). In such event, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting or investment banking firm), in which case such fair market value shall be deemed to equal the average of the values determined by each of the Appraiser and such appraiser. As an alternative to the foregoing adjustment to the Exercise Price and number of Warrant Shares obtainable upon exercise of the Warrant determined pursuant to Section 9(e) below, at the request of the Holder delivered before the 90th day after such record date, the Company will deliver to such Holder, within five Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that such Holder would have been entitled to receive in respect of the Warrant Shares for which this Warrant could have been exercised immediately prior to such record date. If such Distributed Property is not delivered to a Holder pursuant to the preceding sentence, then upon expiration of or any exercise of the Warrant that occurs after such record date, such Holder shall remain entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), such Distributed Property.

33.3 Fundamental Transactions. If at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange, pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock covered by Section 9(a) above) (in any such case, a “Fundamental Transaction”), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. In the event of a Fundamental Transaction, the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that:

(A) this Warrant shall thereafter entitle the Holder to purchase the Alternate Consideration in accordance with this Section 9(c),

(B) in the case of any such successor or purchasing Person, upon such consolidation, merger, statutory exchange, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company’s obligations under this Warrant and the Purchase Agreement, and

(C) if registration or qualification is required under the 1933 Act, the 1934 Act or applicable state law for the public resale by the Holder of shares of stock and other securities so issuable upon exercise of this Warrant, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, statutory exchange, combination or sale.

If, in the case of any Fundamental Transaction, the Alternate Consideration includes shares of stock, other securities, other property or assets of a Person other than the Company or any such successor or purchasing Person, as the case may be, in such Fundamental Transaction, then such written agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. At the Holder’s request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 9(c) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. If any Fundamental Transaction constitutes or results in a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the 1934 Act with respect to the Company in which the consideration issued consists principally of cash or stock in a non-public company, then at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Company (or any such successor or surviving entity) will purchase the Warrant from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Black-Scholes value of the remaining unexercised portion of this Warrant on the date of such request.

33.4 Antidilution Adjustment of Conversion Price upon Issuance of Common Stock. If at any time this Warrant is outstanding, the Company issues or sells, or in accordance with this Section 9(d) is deemed to have issued or sold, any shares of Common Stock, with the exception of Excluded Stock, for a consideration per share (the “New Securities Issuance Price”) less than the Exercise Price in effect immediately prior to such time (each such sale or issuance, a “Dilutive Issuance”), then concurrent with such Dilutive Issuance, the Exercise Price then in effect shall be reduced to an amount equal to ninety percent (90%) of the New Securities Issuance Price.

For purposes of determining the adjusted Conversion Price under this Section 10(d), the following shall be applicable:

(a) Issuance of Options. If the Company in any manner grants or sells any Options (other than Excluded Stock) and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option is less than the Conversion Price in effect immediately prior to such Dilutive Issuance, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 9(d)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon granting or sale of the Option, upon exercise of the Option and upon conversion, exchange or exercise of any Convertible Security issuable upon exercise of such Option. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities.

(b) Issuance of Convertible Securities. If the Company in any manner issues or sells any Convertible Securities (other than Excluded Stock) and the lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise thereof is less than the Exercise Price in effect immediately prior to such Dilutive Issuance, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance of sale of such Convertible Securities for such price per share. For the purposes of this Section 9(d)(ii), the “lowest price per share for which one share of Common Stock is issuable upon such conversion, exchange or exercise” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon the conversion, exchange or exercise of such Convertible Security. No further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion, exchange or exercise of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price had been or is to be made pursuant to other provisions of this Section 9(d), no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

(c) Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exchange or exercise of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable or exercisable for Common Stock changes at any time (other than Excluded Stock), the Exercise Price in effect at the time of such change shall be adjusted to the Exercise Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed purchase price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 9(d)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Initial Closing Date are changed in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such change. On the expiration of any Option or Convertible Security not exercised, the applicable Exercise Price then in effect shall forthwith be increased to the Exercise Price that would have been in effect at the time of such expiration had such Stock Purchase Rights or Convertible Securities never been issued. No adjustment shall be made if such adjustment would increase the applicable Exercise Price by an amount in excess of the adjustment originally made to the Exercise Price in respect of the issue, sale or grant of the applicable Option or Convertible Security. Notwithstanding anything to the contrary herein, in no event shall an adjustment to the Exercise Price be made retroactively with respect to any portion of the Warrant which has been exercised prior to the actual date of the dilutive issuance or change. In addition, to clarify for purposes of this Section 9(d), if an Option or Convertible Security has a price reset or similar provision that would cause the price to adjust based on a future event or contingency, then the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exchange or exercise of any Convertible Securities issuable upon exercise of such Option” shall not become such adjusted price unless and until the happening of such event or contingency that actually gives effect to the adjustment.

(d) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, then solely for purposes of this Section 9(d), the Options will be deemed to have been issued for a consideration equal to the exercise price of such Option. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor. If any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of marketable securities, in which case the amount of consideration received by the Company will be the arithmetic average of the closing price of such securities during the ten (10) consecutive Trading Days ending on the date of receipt of such securities. The fair value of any consideration other than cash or securities will be determined jointly by the Company and Required Holders in good faith. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser selected by the Company and the Required Holders. The determination of such appraiser shall be deemed binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne equally by the Company and the Required Holders.

33.5 Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraphs (a), (b) or (d) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

33.6 Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

33.7 Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly, but in any event no later than 10 Trading Days after such occurrence compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.

33.8 Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 20 calendar days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

ARTICLE XXXIV.Payment of Exercise Price. The Holder shall pay the Exercise Price in immediately available funds; provided, however, that if the Registration Statement did not become effective on or before the Required Effectiveness Date (as defined in the Registration Rights Agreement) and is not continuously effective through the Expiration Date, the Holder may satisfy its obligation to pay the Exercise Price through a “cashless exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]
where:
X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the arithmetic average of the Closing Prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Purchase Agreement.

ARTICLE XXXV.Intentionally Blank.

ARTICLE XXXVI.Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.

ARTICLE XXXVII.Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The address for such notices or communications shall be as set forth in the Purchase Agreement. The addresses for such communications shall be: (i) if to the Company, as set forth in the Purchase Agreement, or (ii) if to the Holder, to the address or facsimile number appearing on the Company’s Warrant Register or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 13.

ARTICLE XXXVIII.Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or stockholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

ARTICLE XXXIX.Miscellaneous.

39.1 This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Borrowers shall not be permitted to assign this Note.

39.2 The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its stockholder books or records in any manner which unreasonably interferes with the timely exercise of this Warrant.

39.3 GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS WARRANT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

39.4 The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

39.5 In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

INTERPHARM HOLDINGS INC.

By:
Name:
Title:

Annex A

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

To: INTERPHARM HOLDINGS INC.

The undersigned is the Holder of Warrant No. _______ (the “Warrant”) issued by Interpharm Holdings Inc., a Delaware corporation (the “Corporation”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(a) The Warrant is currently exercisable to purchase a total of ______________ Warrant Shares.

(b) The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

(c) The Holder intends that payment of the Exercise Price shall be made as (check one):

____ “Cash Exercise”

____ “Cashless Exercise” (if permitted)

(d) If the holder has elected a Cash Exercise, the holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

(e) Pursuant to this exercise, the Company shall deliver to the holder _______________ Warrant Shares in accordance with the terms of the Warrant.

Dated: _______________, ______	Name of Holder: (Print) _____________________________

By:
Name:
Title:

ACKNOWLEDGEMENT

The Corporation hereby acknowledges this Exercise Notice and hereby directs [transfer agent] to issue the above indicated number of shares of Common Stock in accordance with the Transfer Agent Instructions dated November [__], 2007 from the Corporation and acknowledged and agreed to by [transfer agent].

INTERPHARM HOLDINGS INC.

By:
Name:
Title:

Annex B

FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ the right represented by the within Warrant to purchase ____________ shares of Common Stock of Interpharm Holdings Inc. to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of Interpharm Holdings Inc. with full power of substitution in the premises.

Dated: _______________, ______
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee

In the presence of: